SECURED YEN LOAN AGREEMENT



                       THE SOUTHLAND CORPORATION
                              BORROWER


                           12,500,000,000 yen
                              LOAN AMOUNT

               SECURED BY THE BENEFICIAL ASSIGNMENT OF TRADEMARKS,
                 THE MASTER AGREEMENT AND ROYALTIES PAYABLE BY



                         7-ELEVEN JAPAN CO., LTD.




          CITICORP SECURITIES, INC.               CITIBANK, N.A.
                 ARRANGER                             AGENT

THE SAKURA BANK, LIMITED     CIBC WOOD GUNDY      THE ASAHI BANK, LTD.
      CO-AGENT                  CO-AGENT               CO-AGENT

                          THE FUJI BANK, LIMITED
                               LEAD MANAGER



                                     Tab 2

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TABLE OF CONTENTS
                                                               PAGE
1.   DEFINITIONS                                                  2

2.   THE FACILITY                                                  8
     2.01.    Agreement to Lend                                   8
     2.02.    Use of Proceeds                                     9
     2.03.    Drawdown Procedures                                 9
     2.04     Delivery of Documents; Alternative Date.            9
     2.05     Several Obligations.                               10
     2.06     Interest                                           10
     2.07     Repayment; Interest Payments                       10
     2.08     Prepayment Restricted                              13
     2.09     Payments                                           13
     2.10     Loan Account                                       14
     2.11     Loan Registry; Certificates.                       14

3.   RECOURSE AND COLLATERAL                                     15
     3.01.    Limited Recourse Liability                         15
     3.02     Master Agreement Indemnities                       16
     3.03.    Credit Agreement Indemnities                       16
     3.04.    Other Parties' Liabilities                         17
     3.05.    Expenses Included                                  17

4.   YIELD PROTECTION                                            17
     4.01.    Taxes                                              17
     4.02.    Compliance Costs                                   20
     4.03.    Yield Protection Prepayment                        20
     4.04.    Yen and Dollar Transaction                         20

5.   FEES AND EXPENSES                                           21
     5.01.    Arranger                                           21
     5.02.    Agents.                                            21
     5.03.    Expenses                                           21

6.   REPRESENTATIONS AND WARRANTIES                              22
     6.01.    Organization, Power and Authority                  22
     6.02.    Compliance with Law and Other Agreements           22
     6.03.    Authorization                                      22
     6.04.    Registrations and Approvals                        23
     6.05.    Agreement Binding                                  23


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     6.06.    Other Obligations                                  23
     6.07.    Litigation                                         23
     6.08.    Taxes                                              24
     6.09.    ERISA                                              24
     6.10.    Information; Financial Statements                  24
     6.11.    Solvency                                           25
     6.12.    Trademark and Other Rights                         25
     6.13.    Master Agreement                                   25
     6.14.    Japanese Royalties                                 26
     6.15.    Records                                            26

7.   COVENANTS                                                   26
     7.01.    Performance of Obligations                         27
     7.02.    Financial Statements; Other Information            27
     7.03.    Performance and Notice                             28
     7.04.    Mortgages; Liens                                   29
     7.05.    Maintenance and Continuity of Business             30
     7.06.    Maintenance of Governmental Approvals              30
     7.07.    Taxes                                              31
     7.08.    ERISA                                              31
     7.09.    Maintenance of Records                             32
     7.10.    Protection of Security Interests                   32
     7.11.    Master Agreement                                   33
     7.12.    Existing Yen Facility                              34

8.   SWAP                                                        34
     8.01.    The Swap                                           34
     8.02.    Collateral Sharing                                 35

9.   CONDITIONS PRECEDENT AND SUBSEQUENT                         35
     9.01.    Conditions Precedent                               35
     9.02.    Conditions Subsequent                              38

10.  TERMINATION EVENTS                                          38
     10.01.    Termination Events                                39
     10.02.    Cash Reserve Events                               41

11.  THE AGENTS                                                  42
     11.01.    Paying Agent.                                     43
     11.02.    Collateral Agent.                                 43
     11.03.    Direction by the Lenders                          43
     11.04.    Reimbursement for Expenses                        44
     11.05.    Liability and Credit Appraisal.                   44


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     11.06.    Reliance by Agents                                44
     11.07.    Indemnification by Lenders                        45
     11.08.    Advance of Loans                                  45
     11.09.    Rights of Agents                                  45
     11.10.    Payments and Communications to Lenders            45
     11.11.    Agency Fees and Reimbursement                     46
     11.12.    Successor Agents                                  46
     11.13.    Sharing                                           47

12.  LOAN ADMINISTRATION                                         47
     12.01.    Term                                              47
     12.02.    Entire Agreement                                  47
     12.03.    Waiver; Cumulative Rights                         47
     12.04.    Assignment of Loan Interests                      48
     12.05.    Governing Law                                     49
     12.06.    Submission to Jurisdiction                        49
     12.07.    Confidentiality                                   51
     12.08.    Notices                                           51
     12.09.    Usury                                             53
     12.10.    Counterparts                                      53

Exhibit A - Form of Assignment and Security Agreement
Exhibit B - Form of Assignment of Japanese Royalties
Exhibit C - Form of Assignment of Japanese Trademarks
Exhibit D - Form of Assignment of New Lock Box Account
Exhibit E - Form of Collateral Sharing Agreement
Exhibit F - Form of Loan Assignment and Acceptance
Exhibit G - Form of Opinion of Southland's Senior Vice President and
               General Counsel
Exhibit H - Form of Opinion of Nagashima & Ohno
Exhibit I - Form of Opinion of Morgan, Lewis & Bockius, LLP

Schedule I - Lenders/Commitments
Schedule II - Amortization Schedule
Schedule III - Loan Certificate
Schedule IV - Japanese Trademark

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                         SECURED YEN LOAN AGREEMENT

          This Secured Yen Loan Agreement dated as of April 21, 1998 by and among The Southland Corporation as borrower, the financial institutions listed on Schedule I as Lenders and Citibank, N.A., Tokyo Branch as Paying Agent and as Collateral Agent sets forth the binding agreement of the parties.

PRELIMINARY STATEMENT

          Southland entered into the Master Agreement to license Japanese tradenames, trademarks and service marks relating to the operations of 7-Eleven convenience stores in Japan to Seven-Eleven Japan and to provide technical assistance and marketing support. Pursuant to the Existing Yen Facility a syndicate of Japanese lenders made a loan through CCIL as a nominee and intermediary to Southland in the original principal amount of 41,000,000,000 yen with recourse limited to an assignment of the Master Agreement and the Japanese Royalties payable thereunder and a security interest in the Japanese Trademarks. At the date hereof, the approximate balance of principal on the Existing Yen Facility is 19,590,691,212 yen.

          Pursuant to this Agreement the Lenders will lend to Southland and Southland will borrow under this New Yen Facility the principal amount of 12,500,000,000 yen. The obligations of Southland will be secured by the assignment of the Master Agreement and the other Collateral which secures and funds payment of interest and repayment of principal of the Existing Yen Facility and by the assignment of the New Lock Box Account to the Collateral Agent for the benefit of the Lenders. Recourse to Southland on the New Yen Facility will be limited to recourse to the Collateral and will not be a general obligation of Southland except for recourse for breach of indemnities or representations specifically provided herein to create general obligations.

          The rights of the Agents and the Creditors in the Collateral are explicitly SUBJECT AND SUBORDINATE TO THE RIGHTS OF THE EXISTING YEN FACILITY LENDERS; no payment of Collateral will be made to the Creditors and no remedies will be exercised by the Collateral Agent or the Creditors against the Collateral until the repayment in full of all amounts due under the Existing Yen Facility. The Paying Agent (as directed by and on behalf of the Lenders) has entered into the Swap pursuant to which the fixed rate payments representing interest under the New Yen Facility will be swapped with the Swap Provider for floating rate payments. Pursuant to the Swap, the Swap Provider will make floating rate payments to the Lenders from the Drawdown Date notwithstanding that fixed rate payments will not be made by Southland until repayment in full of the Existing Yen Facility. The Swap will provide that fixed rate payments owed to the Swap Provider prior to the commencement of payment by Southland of fixed rate interest (Swap Cumulative Advances) will accrue with interest thereon and will be paid to the Swap Provider after the Existing Yen Facility has been repaid in full and after payments of Japanese Royalties commence to be made to the New Lock Box Account for the benefit of the Creditors. The Swap Provider will share PARI PASSU with the Lenders in all of the rights to the Collateral. The defined terms used in the caption and this Preliminary Statement are defined below.

                                     1

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1.     DEFINITIONS
          The following terms are used in this Agreement with the meanings set forth below:

          1.01. AGENTS shall mean the collective reference to the Paying Agent and the Collateral Agent.

          1.02. AGENT ACCOUNT shall mean Account No. 3-312280-018 standing in the name of the Paying Agent at Citibank, N.A., Tokyo Branch.

          1.03. ARRANGER shall mean Citicorp Securities, Inc., in its capacity as arranger of the New Yen Facility.

          1.04. ASSIGNMENT AND SECURITY AGREEMENT shall mean the New York law assignment and security agreement between Southland and the Collateral Agent assigning the Collateral to the Collateral Agent for the benefit of the Creditors as collateral security, SUBJECT AND SUBORDINATE TO THE RIGHTS OF THE EXISTING YEN FACILITY LENDERS, for Southland's obligations to the Lenders hereunder, which agreement shall be substantially in the form of Exhibit A hereto and in any event in form and substance satisfactory to the Collateral Agent and its counsel.

          1.05. ASSIGNMENT OF JAPANESE ROYALTIES shall mean the Japanese law assignment assigning and pledging the Japanese Royalties and assigning the beneficial interest of Southland in the New Lock Box Account and any monies deposited therein as security for Southland's obligations to the Lenders hereunder, which agreement shall be substantially in the form of Exhibit B hereto and in any event in form and substance satisfactory to the Collateral Agent and which agreement shall be reinstated on each Repayment Date to continue the assigned interest in Japanese Royalties and the New Lock Box Account.

          1.06. ASSIGNMENT OF JAPANESE TRADEMARKS shall mean the Japanese law agreement between Southland, Seven-Eleven Japan and the Collateral Agent making (i) an assignment for security purposes of the beneficial ownership of Southland in the Japanese Trademarks and (ii) an assignment of the record ownership of Tokyo Leasing Co., Ltd. in the Japanese Trademarks to the Collateral Agent for the benefit of the Creditors pursuant to arrangements which constitute security for Southland's obligations hereunder, which agreement shall be substantially in the form of Exhibit C hereto and in any event in form and substance satisfactory to the Collateral Agent and its counsel.

          1.07. ASSIGNMENT OF NEW LOCK BOX ACCOUNT shall mean the Japanese law assignment assigning and pledging all right, title and interest of Southland in the New Lock Box Account and any monies deposited therein as security for Southland's obligations to the Lenders hereunder, which agreement shall be substantially in the form of Exhibit D hereto and in any event in form and substance satisfactory to the Collateral Agent and which agreement shall be reinstated on each Repayment Date to continue the assigned interest in the New Lock Box Account.

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          1.08.     BUSINESS DAY shall mean each day (other than a Saturday
or Sunday) on which banks are generally open for clearing payments, dealing in foreign currencies and dealing in the interbank market in Tokyo and New York, New York.

          1.09.   CASH RESERVE EVENT(S) shall have the meaning set forth in
Section 10.02.

          1.10. CCIL shall mean Citibank (Channel Islands) Limited, the lender of record to Southland under the Existing Yen Facility.

          1.11. CERTIFICATE OF LOAN INTEREST shall mean each certificate (substantially in the form of Schedule III hereto) evidencing the record ownership of a Loan issued by the Agent to each Lender.

          1.12. CO-AGENTS shall mean those banks identified as Co-Agents on the front page of this Loan Agreement in their capacity as co-agents of the New Yen Facility.

          1.13. COLLATERAL shall mean the collateral which secures the obligations of Southland pursuant to this Agreement being a collective reference to the Master Agreement, the Japanese Royalties, the New Lock Box Account and Southland's beneficial interest in the Japanese Trademarks.

          1.14. COLLATERAL AGENT shall mean Citibank, N.A., acting through its Tokyo Branch and its permitted successors or assigns, in its capacity as collateral agent of the Lenders.

          1.15. COLLATERAL SHARING AGREEMENT shall mean the Collateral Sharing Agreement among Southland, the Agents and the Swap Provider providing for the Agents to act on behalf of the Swap Provider and the Lenders and for the Collateral to be shared among the Swap Provider and the Lenders as set forth therein, which agreement shall be substantially in the form of Exhibit E annexed hereto.

          1.16. COMMITMENT shall mean, with respect to each Lender, the principal amount set forth in Schedule I opposite such Lender's name as the maximum Loan committed to be advanced by such Lender or, where the context so requires, the obligation of such Lender to advance such amount as its Loan. "Commitments" shall mean the aggregate of the Commitments of all Lenders.

          1.17. COMPLETION DATE shall mean the date on which the Loans have been repaid and all other amounts payable by Southland to the Lenders hereunder have been paid in full.

          1.18. CONFIDENTIAL INFORMATION shall mean: (i) business forecasts, projections or other information relating to 7-Eleven in Japan which have not been publicly disseminated; (ii) disclosure statements or notices provided by Southland which have not been publicly disseminated, relating to developments, operations or plans concerning 7-Eleven in Japan, Southland's relationship with Seven Eleven Japan, or the 7-Eleven business in Japan generally; and (iii) any other information disclosed to the Agents or the Lenders which is not otherwise publicly available,

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which Confidential Information shall be restricted pursuant to the confidentiality provisions of Section 11.08; PROVIDED, HOWEVER, that Confidential Information shall not include information already in the possession of a Lender on a non-confidential basis or information provided to a Lender on a non-confidential basis by a person who, in so providing, has not violated a duty of confidentiality owing to Southland.

          1.19. CONSENTS TO ASSIGNMENT shall mean the consent of Seven-Eleven Japan to the Assignment of Japanese Royalties and the consent of Citibank, N.A. as the depositary of the New Lock Box Account to the Assignment of New Lock Box Account, which Consents to Assignment shall be substantially in the forms attached to the Assignment of Japanese Royalties and the Assignment of New Lock Box Account, respectively.

          1.20.     CREDITORS shall mean the Lenders and the Swap Provider.

          1.21. DOLLARS and the sign "$" shall mean dollars in the lawful money of the United States of America.

          1.22.     DRAWDOWN DATE shall mean April 30, 1998 (Tokyo time).

          1.23. ERISA shall mean the Employee Retirement Income Security Act of 1974.

          1.24. EXISTING YEN FACILITY shall mean the Limited Recourse Financing Facility created pursuant to (i) the Credit Agreement dated as of March 21, 1988 by and among Southland, CCIL and Citicorp International Limited; (ii) the Assignment and Security Agreement dated as of March 21, 1988 between CCIL and Southland; (iii) the Pledge Agreement dated as of March 21, 1988 between CCIL and Southland; (iv) the Trademark Security Agreement dated as of March 21, 1988 among Southland, Seven-Eleven Japan and Diamond Lease Company, Ltd. and Tokyo Leasing Co., Ltd. and (v) the other documents, agreements and instruments entered into in connection therewith including the agreements pursuant to which CCIL passed on its interest in the loans and collateral to a syndicate of Japanese financial institutions.

          1.25. EXISTING YEN FACILITY LENDERS shall mean the financial institutions providing the Existing Yen Facility, including CCIL in its capacity as nominee and lender of record for certain Japanese financial institutions for whose benefit it is acting as lender under the Existing Yen Facility and such Japanese financial institutions to which CCIL has assigned all of its interests in the collateral thereunder.

          1.26. EXISTING YEN FACILITY REPAYMENT DATE shall mean the date on which the loan evidenced by the Existing Yen Facility has been repaid and all other amounts due thereunder have been paid in full and the Collateral Agent receives from Tokyo Leasing Co., Ltd. a Confirmation (as defined in the Memorandum of Understanding dated April 21, 1988 among Southland, Seven-Eleven Japan, Diamond Lease Company, Ltd., Tokyo Leasing Co., Ltd. and the Collateral Agent).

          1.27. EXPECTED EXISTING YEN FACILITY REPAYMENT DATE shall mean August 10, 2001 which

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is the expected date based on projections of Japanese Royalties that the
Existing Yen Facility will be repaid in full so that thereafter the Japanese Royalties will commence to be paid to the New Lock Box Account for the benefit of the Lenders and the Swap Provider.

          1.28. FUNDING COSTS shall mean the costs incurred by any affected Lender by (i) reason of the prepayment of the Loans pursuant to
Section 4.03, (ii) the exercise of any remedies following the occurrence of a Termination Event or (iii) the failure to fulfill conditions precedent so that the advance of the Loans does not occur on the Drawdown Date, representing the costs of breaking any deposit obtained by each affected Lender to fund its Loan (or to advance its Loan) or the loss of expected yield from the re-employment of prepaid funds (or reinvested funds from a deferred drawdown) at an interest rate lower than the then applicable floating interest rate to be received by such affected Lender pursuant to the Swap until the next following Repayment Date, as certified by each affected Lender to the Paying Agent and notified by the Paying Agent to Southland.

          1.29. INDEBTEDNESS shall mean, in regard to any person, all indebtedness (including guaranties and other contingent obligations) with respect to borrowed money or for the deferred purchase price of property or services and all indebtedness of others secured by or benefiting from any charge against, or any encumbrance or segregation or other preferential arrangement on or with respect to, properties or revenues of such person, including without limitation accounts receivable and contract rights, whether or not such person has become liable for such Indebtedness.

          1.30. JAPANESE ROYALTIES shall mean all royalties receivable by Southland from Seven-Eleven Japan after the Drawdown Date pursuant to
Section II of the Master Agreement to and including the Completion Date. Japanese Royalties shall not include any payments due under the Master Agreement with respect to the reimbursement of costs incurred by Southland or the payment of consultants' fees to Southland pursuant to the Master Agreement.

          1.31. JAPANESE TRADEMARKS shall mean the beneficial interest of Southland and the record ownership interest of Seven-Eleven Japan or Tokyo Leasing Co., Ltd. in the "7-Eleven" tradenames, trademarks and service marks which are the subject of Japanese trademark registrations, which at the date of this Agreement are the trademark registrations set forth on Schedule IV annexed hereto and such variations thereof as may be agreed between Southland and Seven-Eleven Japan, which tradenames, trademarks and servicemarks have been licensed by Southland to Seven-Eleven Japan for use in Japan pursuant to the Master Agreement and whose registered ownership has been assigned by way of security to Diamond Lease Company, Ltd. and Tokyo Leasing Company, Ltd. pursuant to the documents comprising the Existing Yen Facility.

          1.32. LENDER shall mean (i) on the date hereof (and for so long as such person shall continue to own all or any portion of its Loan hereunder), each of the financial institutions named in Schedule I hereto undertaking to lend pursuant to this Agreement and (ii) thereafter, each such person and each of such persons' successors and permitted assigns.

          1.33. LIEN shall mean any mortgage, lien, pledge, security interest, charge or other encumbrance of any kind.

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          1.34.     LOAN shall mean the amount of the loan of each Lender
advanced hereunder to Southland and amounts which have been capitalized pursuant to Section 2.07(c) which is, at the date referred to in the context in which the term is used, outstanding. "Loans" shall mean the aggregate of the Loans of all the Lenders.

          1.35. LOAN ASSIGNMENT AND ACCEPTANCE shall mean the form of assignment and transfer by a Lender of its ownership interests in a Loan pursuant to the procedures and conditions set forth in Section 12.04.

          1.36. LOAN REGISTRY shall mean the book-entry registry of record ownership of Loans to be maintained by the Agent as provided in
Section 12.04.

          1.37. MAJORITY LENDERS shall mean, as at any time of determination, Lenders owning Loans which constitute more than 50 percent of the aggregate of the then remaining principal amount of the Loans, or if the Loans have not been advanced at such time, Lenders having more than 50 percent of the Commitments.

          1.38. MARGIN shall mean, for the period commencing on the Drawdown Date and ending on April 10, 2001, 60 basis points, and thereafter, 50 basis points.

          1.39. MASTER AGREEMENT shall mean the Area Service and License Agreement dated November 30, 1973 between Southland and Ito-Yokado Co., Ltd. as amended prior to the date hereof and as such agreement may be further amended or otherwise modified from time to time in accordance with the provisions of this Agreement.

          1.40. NEW LOCK BOX ACCOUNT shall mean Account No. 5-157810-407 standing in the name of Southland at Citibank, N.A., Tokyo Branch, as depositary into which Southland has instructed Seven-Eleven Japan to deposit the Japanese Royalties following the Existing Yen Facility Repayment Date in accordance with the Notice of Assignment which account shall be maintained and managed by the Collateral Agent for the benefit of the Creditors.

          1.41. NEW YEN FACILITY shall mean the limited recourse Yen Credit Facility created by this Agreement, the Swap, the Security Documents and the other agreements related hereto.

          1.42. NEW YEN FACILITY CUMULATIVE DEFICIENCY shall mean the Yen amount due on any Repayment Date by reason of Yen payments on prior Repayment Dates in amounts less than the New Yen Facility Payment Amount for such dates, representing the cumulative deficiency of actual payments compared to the respective New Yen Facility Payment Amounts consisting of amounts of principal and interest to be paid by Southland to the Lenders.

          1.43. NEW YEN FACILITY PAYMENT AMOUNT shall mean the amount shown on Schedule II

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under the column for which this defined term is the caption representing the Yen amount on each Repayment Date which is payable by Southland to the Lenders consisting of the sum of the scheduled interest payment and the scheduled principal repayment to be made on such date.

          1.44. NOTICE shall mean notice delivered by a party to this Agreement to another party in the manner provided in Section 11.09.

          1.45. NOTICES OF ASSIGNMENT shall mean the notice by Southland to Seven-Eleven Japan of the Assignment of Japanese Royalties and the notice by Southland to Citibank, N.A., Tokyo Branch as the depositary of the New Lock Box Account of the Assignment of New Lock Box Account, each requesting the Consent to Assignment of the addressees, which Notices of Assignment shall be substantially in the forms attached to the Assignment of Japanese Royalties and the Assignment of New Lock Box Account, respectively.

          1.46. PAYING AGENT shall mean Citibank, N.A., Tokyo Branch and its permitted successors or assigns, solely in its capacity as paying agent of the Lenders.

          1.47. PERMITTED INVESTMENTS shall mean Yen denominated obligations, not exceeding 90 days, of the governments of Japan or of commercial banks, including Citibank, N.A., or corporate issuers of short-term securities with a rating at least A-1+ by Standard & Poor's and P-1 by Moody's Investor Services, or, if not rated, deemed equivalent quality by the Collateral Agent.

          1.48. REPAYMENT DATE shall mean each date on which payments of interest and principal shall be made on the New Yen Facility, being the semi-annual dates commencing after the Drawdown Date which are listed on
Schedule II hereto. In the event that any Repayment Date would otherwise fall on a day which is not a Business Day, such Repayment Date shall be adjusted to occur on the immediately succeeding day which is a Business Day; PROVIDED, HOWEVER, that after the Scheduled Maturity Date the Repayment Dates shall be monthly on the tenth day of each month.

          1.49.     SCHEDULED MATURITY DATE shall mean October 11, 2006

          1.50. SECURITY DOCUMENTS shall mean the agreements creating and perfecting security interests in favor of the Collateral Agent for the benefit of the Creditors in the Collateral consisting of: (i) the Assignment and Security Agreement; (ii) the Assignment of Japanese Royalties; (iii) the Assignment of New Lock Box Account; (iv) the Assignment of Japanese Trademarks; (v) the Notices of Assignment; (vi) the Consents to Assignment; and (vi) the other agreements, documents and instruments to be delivered hereunder and thereunder.

          1.51. SEVEN-ELEVEN JAPAN shall mean Seven-Eleven (Japan) Co., Ltd., a KABUSHIKI KAISHA organized and existing under the laws of Japan with its registered office located at 4-1-4, Shiba- koen, Minato-ku, Tokyo 105, Japan.

          1.52. SOUTHLAND shall mean The Southland Corporation, a corporation organized and existing under the laws of the State of Texas.

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          1.53.     SOUTHLAND ACCOUNT shall mean the account (or accounts)
designated to the Paying Agent by Southland to which Yen payments shall be made to Southland by the Paying Agent, including the initial advance of the Loans and payments of excess Japanese Royalties payable to Southland hereunder.

          1.54. SWAP shall mean the Interest Rate Swap entered into between the Paying Agent and the Swap Provider for the payment to the Swap Provider (on a net basis) of Yen fixed rate payments payable by Southland hereunder in exchange for payment to the Paying Agent of Yen floating rate payments at the rate determined from time to time to be equal to Yen LIBOR plus the Margin as documented by the ISDA Master Agreement (including the Schedule and the Confirmation thereto) dated as of the date hereof between the Paying Agent and the Swap Provider and terminating on the Scheduled Maturity Date.

          1.55. SWAP BREAKAGE COSTS shall mean any Loss (as such term is defined in the Swap) as paid in accordance with the terms and provisions of the Swap.

          1.56. SWAP CUMULATIVE ADVANCES shall mean the aggregate of the amounts of Yen fixed rate payments due to the Swap Provider under the Swap prior to the first Repayment Date after the Expected Existing Yen Facility Repayment Date (before payments of interest are received on the New Yen Facility), which amounts shall accrue interest hereunder at the rate specified in Section 2.06 (compounding on each Repayment Date) until the first Repayment Date after the Expected Existing Yen Facility Repayment Date, and thereafter at Yen LIBOR plus the Margin.

          1.57. SWAP CUMULATIVE ARREARAGE shall mean for any Repayment Date after the Existing Yen Facility Repayment Date, the aggregate amount of fixed rate payments due to be paid to the Swap Provider under the Swap on such Repayment Date and not paid as a result of amounts in the New Lock Box Account not being sufficient to cover interest payable by Southland hereunder on such Repayment Date, which cumulative deficiency shall be added to the principal amount of the Loans as a new advance thereof and shall accrue interest at Yen LIBOR plus the Margin (compounding on each Repayment Date) until repaid.

          1.58.     SWAP PROVIDER shall mean Citibank, N.A., Tokyo Branch.

          1.59. TAX shall mean any present or future tax, levy, impost, duty, charge, assessment or fee (including interest, penalties or additions thereto) that is imposed by any government or other taxing authority, other than a stamp, value-added, documentation, registration or other similar tax.

          1.60.     TERMINATION EVENT shall have the meaning set forth in
Section 10.01.

          1.61. YEN and the symbol "Y" shall mean Yen in the lawful currency of Japan.

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          1.62.     YEN LIBOR shall mean the interest rate defined as LIBOR
in the Swap, which shall be the LIBOR rate for six-month Yen deposits in London as determined and for the periods specified in the Swap.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America, consistently applied. Any business or banking terms (such as BASIS POINTS) shall be construed in accordance with generally accepted practice in the international financial markets as interpreted and applied by the Paying Agent in transactions of this kind. Any reference herein to any agreement or to any law shall be deemed to be a reference to such agreement or such law as amended and as in effect from time to time.

2.     THE FACILITY

     2.01.     AGREEMENT TO LEND

          Subject to the terms and conditions of this Agreement, each Lender hereby agrees, severally and not jointly, to lend to Southland up to the aggregate amount of its Commitment. Southland hereby agrees to assign and pledge the Collateral to the Collateral Agent for the benefit of the Creditors on or before the Drawdown Date by execution of the Security Documents to secure the rights of the Lenders to payment of the principal amount of the Loans, accrued interest thereon and all other amounts which may become payable hereunder. The aggregate principal amount of the Loans, accrued interest thereon and any amounts which may become payable pursuant to the yield protection provisions of Section 4 shall be recovered solely from the collection of the Japanese Royalties and, if necessary and permitted as provided herein, from the realization of the security interests in the Collateral, without recourse to Southland or any of its other assets with respect to the recovery of such amounts except as hereinafter expressly provided.

     2.02.     USE OF PROCEEDS

          The proceeds of the Loans shall be used by Southland for general corporate purposes.

     2.03.     DRAWDOWN PROCEDURES

          Subject to fulfillment of the conditions precedent set forth in
Section 8.01, Southland shall draw down the entire amount of the Commitments on the Drawdown Date. Each Lender shall, not later than 10:00 A.M. (Tokyo time) on the Drawdown Date, advance its Commitment to the Agent Account, and the Paying Agent shall, not later than 11:00 A.M. (Tokyo time) on such date, transfer the proceeds of the Loans to the Southland Account or in accordance with Southland's written instructions.

     2.04     DELIVERY OF DOCUMENTS; ALTERNATIVE DATE

          In order to permit the Lenders to obtain funding and advance their Loans on the Drawdown

Date and at the time specified in Section 2.03, all of the documents to be delivered in fulfillment of the conditions precedent specified in Section
9.01 will be executed and delivered in New York City on April 21, 1998 or in Tokyo on April 22, 1998 to be dated as of April 21, 1998, and upon fulfillment of the conditions precedent to the drawdown (other than those which, by the terms of Section 9, may only be fulfilled on the Drawdown
Date), the Paying Agent will transmit to each Lender by the close of business on April 22, 1998 (New York City time) a Notice of fulfillment of such conditions and confirmation that the drawdown will take place on the Drawdown Date as provided in Section 2.03. In the event that the Paying Agent does not so confirm the fulfillment of such conditions, an alternative date and procedure for advance of the Loans will be proposed by the Paying Agent following consultation with, and with the consent of, Southland, and such alternative date and procedure for drawdown of the Loans will be advised to the Lenders by Notice from the Paying Agent; PROVIDED, HOWEVER, that such Notice shall not waive the fulfillment of any
of the conditions precedent to the drawdown of the Loans.   Each Lender
shall fund its Loan on such alternative date in accordance with the procedure specified by the Paying Agent hereunder. After a Notice setting the Drawdown Date has been given as provided herein the obligation of Southland to draw the Loans on such date shall be irrevocable and, in the event that the conditions precedent to drawdown do not continue to be fulfilled on the Drawdown Date or for any other reason the drawdown does not take place on the Drawdown Date (other than due to the fault of the Lenders), Southland will pay the Funding Costs of the Lenders incurred by reason of the suspension of the drawdown.

     2.05     SEVERAL OBLIGATIONS

          The obligations of the Lenders hereunder to advance their Commitments are several and not joint. Failure by one or more of the Lenders to advance its Commitment shall not relieve the other Lenders of their several obligations to do so and shall not relieve Southland of its obligations hereunder; none of the other Lenders or the Agents shall be liable for the obligations of such defaulting or non-performing Lender. In the event that the Lenders have advanced an amount equal to the Commitments of all Lenders, then each Lender who has failed to advance its Commitment for value at 10:00 A.M. (Tokyo time) on the Drawdown Date agrees to pay to the advancing Lenders the amount reasonably determined by the Paying Agent to be their Funding Costs.


     2.06     INTEREST

          During the period from the Drawdown Date to the Scheduled Maturity Date, the Loans shall bear interest, based on a year of 365 days and the actual number of days elapsed, at the fixed interest rate of 2.325 percent PER ANNUM, with interest payable semi-annually on each Repayment Date as provided herein. If Southland shall fail to make any payment of principal when due, such amount shall accrue interest at the rate equal to Yen LIBOR plus the Margin from and including such due date until the payment of said sum in full. The Lenders have directed the Paying Agent to enter into the Swap for the benefit of the Lenders as provided in Section
8.01 and pursuant to the Swap, the fixed rate payments representing interest payable on the Loans will be swapped with the Swap Provider for floating rate payments at a rate equal to Yen LIBOR, which shall be determined two days prior to each Repayment Date for the subsequent interest period in accordance with the Swap, plus the Margin. It is anticipated and acknowledged by the Lenders that no Japanese Royalties will be paid into the New Lock Box Account until the Existing Yen Facility Repayment Date.
On each Repayment Date prior to the Expected Existing Yen Facility Repayment Date the Swap Provider will make floating rate payments as described in Section 8.01 and provided in the Swap although no amounts will be received from Southland or Seven-Eleven Japan in respect of the New Yen Facility. After the Scheduled Maturity Date the Loans shall bear interest at a rate equal to Yen LIBOR plus the Margin, which shall be determined two days prior to each Repayment Date for the subsequent interest period in accordance with the then prevailing ISDA defined term corresponding to Yen LIBOR. With respect to any Repayment Date interest shall accrue on the then outstanding Loans from and including the immediately preceding Repayment Date (or, in the case of the first Repayment Date, from and including the Drawdown Date) to but excluding such Repayment Date based on actual days elapsed from the prior Repayment Date. Such interest shall be payable in accordance with the provisions of Section 2.07.

     2.07     REPAYMENT; INTEREST PAYMENTS

          (a) Except as otherwise expressly provided in Section 3, the Loans shall be repaid and accrued interest thereon and any yield protection amounts due pursuant to Section 4 shall be paid solely from the collection of the Japanese Royalties by the Paying Agent and, if necessary and permitted as provided herein, from the realization of the security
interests in the Collateral.   Pursuant to irrevocable instructions to
Citibank, N.A., Tokyo Branch, or such other bank at which the New Lock Box Account is maintained, which instructions are set forth in the Assignment of New Lock Box Account, all Japanese Royalties received in the New Lock Box Account after the Existing Yen Facility Repayment Date shall be retained in the New Lock Box Account and invested in Permitted Investments as directed from time to time by Southland. Japanese Royalties are payable monthly under the Master Agreement. All Japanese Royalties shall be retained and invested until the next following Repayment Date on which date the amount shown on Schedule II as the New Yen Facility Payment Amount plus any New Yen Facility Cumulative Deficiency shall be withdrawn from the New Lock Box Account and transferred to the Paying Agent for distribution on such Repayment Date to the Lenders and the Swap Provider. After such transfer to the Paying Agent, the balance in the New Lock Box Account shall be transferred to the Southland Account and shall be free from any claims or liens of the Collateral Agent or the Creditors. Amounts which are transferred to the Paying Agent for payment to the Lenders and the Swap Provider shall be applied as follows:

     (I)     FIRST, to payment of any fees, costs or
expenses due hereunder and any amounts then due under the yield protection provisions of Section
4;

     (ii)    SECOND, to payment of the Swap Cumulative
Advances until repaid in full;

     (iii)   THIRD, to interest on the Loans to such
Repayment Date;

     (iv)    FOURTH, to payment of any Swap Cumulative
Arrearage;

     (v)     FIFTH, to repayment of the Loans then
outstanding by application first to payment of any New Yen Facility Cumulative Deficiency (excluding
Swap Cumulative Arrearage) and then to the scheduled principal repayment; and

     (vi) SIXTH, upon repayment of the Loans due, in accordance with the written instructions of Southland.

          Southland hereby authorizes and directs the Paying Agent to manage and transfer the amounts in the New Lock Box Account as provided herein. Amounts received in the New Lock Box Account and paid over to the Lenders by the Paying Agent shall be deemed to be applied on the relevant Repayment Date in accordance with this Section 2.07(a) toward satisfaction of Southland's obligations hereunder, irrespective of whether the Paying Agent shall have applied such amounts or shall have caused such amounts to be applied as required hereunder.

          (b) Notwithstanding the provisions of Section 2.07(a) for distributions from the New Lock Box Account, the following restrictions and limitations shall apply:

     (i) In order to form a predictable basis for computation of amounts to be exchanged in the Swap, all Yen amounts received in the New Lock Box Account prior to the Expected Existing Yen Facility Repayment Date shall be retained in the New Lock Box Account and invested in Permitted Investments. The amount of interest accrued on each Repayment Date prior to the Expected Existing Yen
Facility Repayment Date shall constitute Swap Cumulative
Advances as shown on Schedule II.  Swap Cumulative
Advances shall be capitalized by being added to the principal amount of the Loans then outstanding and shall accrue interest at the fixed interest rate specified in
Section 2.06 (compounding on each successive Repayment
Date) until the first Repayment Date following the Expected Existing Yen Facility Repayment Date, and thereafter at Yen LIBOR plus the Margin. On the first
Repayment Date following the Expected Existing Yen
Facility Repayment Date (October 11, 2001), amounts in the
New Lock Box Account shall be applied first to pay the New Yen Facility Payment Amount due on such date and then to payment of the amount indicated on Schedule II as the excess amount returnable to Southland on such date. Any balance remaining on such date shall be retained in the New Lock Box Account and invested in Permitted
Investments. On the second Repayment Date following the Expected Existing Yen Facility Repayment Date (April 10,
2002), amounts in the New Lock Box Account shall be applied first to the payment of the New Yen Facility
Payment Amount due on such date (plus any New Yen Facility
Cumulative Deficiency) and then to payment of the amount indicated on Schedule II as the excess amount returnable to Southland on such date. Any balance remaining on such date shall be retained in the New Lock Box Account and invested in Permitted Investments. On the third Repayment
Date following the Expected Existing Yen Facility
Repayment Date (October 11, 2002) and on each Repayment
Date thereafter until the Scheduled Maturity Date, amounts in the New Lock Box Account shall be applied first to the payment of the New Yen Facility Payment Amount due on such date (plus any New Yen Facility Cumulative Deficiency) and the entire excess amount shall be distributed to Southland; and

     (ii)     In order to permit the Swap Provider to
recover amounts of fixed rate payments which shall become due to the Swap Provider prior to the Existing Yen
Facility Repayment Date, the Lenders acknowledge and agree that distributions of amounts in the New Lock Box Account shall be applied after fees (referred to in Section
2.07(a)(i)) to the payment to the Swap Provider of Swap
Cumulative Advances as provided in the sequence of payment provision in Section 2.07(a);

      (iii)     No Yen amounts received in the New Lock Box
Account after the Scheduled Maturity Date shall be returned to Southland until the Loans and all other amounts due hereunder or in connection herewith shall have been paid in full; and

     (iv) If a Cash Reserve Event shall occur and be continuing, distributions of Japanese Royalties and payment of amounts in the New Lock Box Account may be changed as provided in Section 10.02.

          (c) In the event that the Japanese Royalties actually received from Seven-Eleven Japan are insufficient to pay to the Lenders on any Repayment Date after the Expected Existing Yen Facility Repayment Date the full amount of interest then due, such unpaid amounts (which constitute Swap Cumulative Arrearage) shall be capitalized by being added to the principal amount of the Loans then outstanding. The Loans, including such capitalized amounts, shall thereafter bear interest in accordance with
Section 2.06 on the increased amount of the Loans (compounding on each Repayment Date) until repaid in full. As between the Paying Agent and the Swap Provider, if the Yen amounts in the New Lock Box Facility are insufficient to pay the fixed rate payments due on any Repayment Date, the Swap Provider will pay the Paying Agent the same percentage of floating rate payments as the percentage of fixed rate payments paid to the Swap Provider and the deficiency of fixed rate payments due to the Swap Provider (Swap Cumulative Arrearage) shall be capitalized as provided in this Section and shall be repaid in the manner and order provided in Section 2.07(a).

          (d) Should Seven-Eleven Japan make payment of any Japanese Royalties after the Existing Yen Facility Repayment Date to an account other than the New Lock Box Account, Southland shall immediately give Notice to the Paying Agent and arrange for the transfer of such funds to the New Lock Box Account. Should Seven-Eleven Japan make payment of any Japanese Royalties after the Existing Yen Facility Repayment Date on a date later than that provided in the Master Agreement for such payment to be made, the Paying Agent shall apply such amounts in accordance with Section 2.07(a) as if such payment had been made on the due date therefor (except that interest accrued through the date of receipt of such payment shall be paid prior to the application of such payment to repayment of the Loans). Any overpayment of Japanese Royalties to the New Lock Box Account by Seven-Eleven Japan shall be refunded to Seven-Eleven Japan without interest or applied by the Paying Agent in accordance with Section 2.07(a), in which event the amount of such overpayment shall be credited against (and thereby reduce) the obligation of Seven-Eleven Japan to make payment of Japanese Royalties in the next succeeding month.

     2.08     PREPAYMENT RESTRICTED

          Southland may not (except as otherwise expressly provided in Sections 4.03) prepay the Loans in whole or in part. If Southland prepays the Loan of any Lender pursuant to Section 4.03 Southland shall pay as a general obligation of Southland the Funding Costs of such Lender and any resulting Swap Breakage Costs.

     2.09     PAYMENTS

          (a) All sums payable to Southland by the Paying Agent hereunder shall be payable in Tokyo in Yen and in immediately available funds (or such other Yen funds as may be determined by the Paying Agent to then be customary for the settlement of international banking transactions denominated in Yen) not later than 12:00 noon (Tokyo time) on the day in question to the Southland Account or as otherwise instructed by Southland in writing.

          (b) All sums denominated in Yen which are to be advanced by the Lenders on the Drawdown Date or which are payable by Southland shall be payable in Tokyo in Yen and in immediately available funds (or such other Yen funds as may be determined by the Paying Agent to then be customary for the settlement of international banking transactions denominated in Yen) not later than 11:00 a.m. (Tokyo time) on the day in question to the Agent Account. All sums denominated in Dollars which are payable to the Paying Agent or the Lenders hereunder or under any document contemplated hereby shall be payable in New York in Dollars and in immediately available funds not later than 10:00 a.m. (New York time) on the day in question, to the Agent Account. Any indemnities, costs, expenses or other payments due hereunder shall, if incurred in Yen or Dollars, be payable in such currency in accordance with the preceding provisions of this Section 2.09(b). If any such indemnities, costs, expenses or other payments are incurred in any other currency, they shall be payable, at the Paying Agent's election, in such currency or in Yen or Dollars to such account, in such city, in such funds and calculated at such publicly-quoted rate of exchange as the Paying Agent shall reasonably direct by Notice to Southland.

          (c) If Southland shall fail to make any payment when due of any sum hereunder, other than a payment with respect to which recourse is limited to the Collateral, Southland shall pay default interest on the unpaid amounts, to the extent permitted by applicable law, from and including such due date until the payment of said sum in full (after as well as before judgment) at the rate that is (i) with respect to any overdue payment denominated in Yen, two percent (2%) PER ANNUM above the interest rate on the Loans (ii) with respect to any overdue payment denominated in Dollars, two percent (2%) PER ANNUM above the rate of interest announced publicly by Citibank, N.A. in New York from time to time as its base rate, and (iii) with respect to any overdue payment denominated in any other currency, two percent (2%) PER ANNUM above such base lending rate in such currency as the Paying Agent shall reasonably designate. Such interest shall be payable on the Agent's demand therefor.

          (d) Any payment made to the Paying Agent hereunder or under any document contemplated hereby which constitutes a payment which is not a general obligation of Southland shall be applied in the same manner as provided in Section 2.07(a) with respect to the Japanese Royalties. All other payments made to the Paying Agent hereunder, if any, or under any document contemplated hereby shall be applied FIRST to pay costs and expenses due hereunder (including amounts then due pursuant to the yield protection provisions of Section 4), THEN to pay Southland's indemnity obligations pursuant to Section 3, THEN against interest on past due amounts, THEN to pay interest due on the Loans pursuant to Section 2.07, and THEREAFTER to repayment of the Loans.

     2.10     LOAN ACCOUNT

          The Paying Agent shall open and maintain on its books a loan account in Southland's name which will show the advance of the Loans, the accrual of interest, the capitalization of interest and other amounts (if any), repayments of the Loans, interest payments and other amounts due and sums paid hereunder. Promptly following each Repayment Date which occurs after the Existing Yen Facility Repayment Date, the Paying Agent shall provide to Southland a statement setting forth (i) the amount of the Japanese Royalties received and applied on such Repayment Date in accordance with Section 2.07(a) to each of the payment categories set forth therein and (ii) the amount of the Loans outstanding on such Repayment Date following the application of the amounts so received. The loan account and such statement shall be conclusive and binding on the parties hereto as to the amounts at any time due hereunder, absent manifest error.

     2.11     LOAN REGISTRY; CERTIFICATES

               The ownership interest of each Lender in its Loan shall be recorded on the Loan Registry to be maintained by the Paying Agent, which shall be a book-entry system constituting the definitive evidence of record ownership of the Loans. Promptly following the drawdown of the Loans, the Paying Agent shall execute and deliver to each Lender a Certificate of Loan Interest substantially in the form attached as Schedule III, and such Certificate of Loan Interest shall serve to confirm the advance by the Lender of a Loan in the amount specified. Transfers of record ownership of the Loans can be made only on the Loan Registry by an assignment in accordance with the provisions and restrictions of Section 12.04. The Certificate of Loan Interest is not a promissory note or negotiable instrument. Delivery of the Certificate of Loan Interest is not necessary to transfer the loan interest evidenced thereby. Each Lender agrees that all amounts in respect of the Loans will be paid solely on the basis of record ownership in the Loan Registry to the respective accounts of the record owners of the Loans as shown thereon.

3.     RECOURSE AND COLLATERAL

     3.01.     LIMITED RECOURSE LIABILITY

          (a) The liability of Southland under this Agreement with respect to the repayment of the Loans, the payment of accrued interest thereon and the payment of amounts which may become due pursuant to the yield protection provisions of Section 4 shall, except as otherwise expressly provided in this Section 3, be limited to the Japanese Royalties actually received from Seven-Eleven Japan under the Master Agreement (whether such payments shall be received from Seven-Eleven Japan by collection in the ordinary course of business, by legal proceedings to enforce Seven-Eleven Japan's payment obligations under the Master Agreement or otherwise) and, if necessary, from realization of the security interests in the other Collateral. In any suit, action or proceeding against Southland to realize upon the Collateral for the purpose of obtaining satisfaction or payment of Southland's limited recourse obligations with respect to the Loans, no deficiency between the amounts so due to the Lenders and the amounts realized on the Collateral shall be recoverable against Southland.

          (b) On the basis of current projections provided to the Paying Agent by Southland, it is anticipated that the Japanese Royalties will repay the Loans and accrued interest thereon on the Repayment Date occurring in the month which is 102 months following the Drawdown Date. Should the Japanese Royalties actually received hereunder be less than such projections during such period, the Japanese Royalties under the Master Agreement shall be applied hereunder toward repayment of the Loans and to payment of accrued interest and all other amounts which may become due hereunder until all such amounts shall have been paid in full. In the event that the Japanese Royalties shall not have repaid the Loans in full and shall not have paid all accrued interest thereon on or prior to the Repayment Date which occurs in the month which is 222 months following the Drawdown Date, then the remaining balance of the Loans shall be canceled and shall not be repaid from any Japanese Royalties paid thereafter and the Collateral shall be released and all rights of the Lenders shall be terminated. Notwithstanding the foregoing, if prior to the date of cancellation of the Loans any Termination Event shall have occurred the Collateral Agent shall be entitled (but shall not be obligated unless directed by the Majority Lenders) to enforce or to cause to be enforced the security interests in the Collateral as permitted and subject to the restrictions in Section 10.01. The Collateral Agent and the Lenders agree that they will not exercise any remedies or take any action to cause (i) the transfer of the Master Agreement or (ii) the sale or other disposition of the Japanese Trademarks except as provided in Section 10.01 and any such action shall respect and provide for the exercise by Seven-Eleven Japan of its rights of first refusal to purchase the Japanese Trademarks as provided in the Master Agreement.

          (c) The obligations of Southland hereunder, other than with respect to the repayment of the Loans pursuant to Section 2.07 and the payment of accrued interest thereon and of amounts which may become due pursuant to the yield protection provisions of Section 4, are general obligations of Southland ranking PARI PASSU in priority of payment with all unsubordinated obligations of Southland. Without limitation of the foregoing, the indemnities of Southland which may become payable pursuant to Section 3 and fees and expenses payable pursuant to Section 5 (other than enforcement expenses with respect to Southland's limited recourse obligations) are general obligations of Southland hereunder with respect to which recourse is not limited and such obligations shall benefit from, but shall not be limited to, the security interests in the Collateral.

     3.02.     MASTER AGREEMENT INDEMNITIES

          (a) Southland agrees to indemnify and to hold the Lenders harmless against any loss, cost, expense, damage or liability arising out of or resulting from Southland's default or alleged default in performance of any of its obligations to Seven-Eleven Japan under the Master Agreement, which default or alleged default results in the reduction (by means of set-off or otherwise) or non-payment of any of the Japanese Royalties by Seven-Eleven Japan under the Master Agreement. In the event of termination of the Master Agreement by Seven-Eleven Japan pursuant to Section VII. B of the Master Agreement, Southland, in addition to any other loss, expense or liability arising therefrom which shall be payable to the Lenders hereunder, shall, as a further indemnity hereunder, repay the Loans in full together with accrued interest thereon and all other amounts then due and payable pursuant to this Agreement or the Security Documents. The obligation of Southland to pay the indemnities provided in this section shall be a general obligation of Southland. Southland shall have no liability under this Section 3.02(a) to the Lenders or any other institution for any special, exemplary or punitive damages.

          (b) Payments pursuant to this Section 3.02 shall be made by Southland to the Paying Agent on the date five Business Days following the Paying Agent's written demand hereunder, which demand shall set forth the Paying Agent's calculations as to the amounts so due. The amounts so due as set forth in the Paying Agent's demand shall be conclusive and binding on the parties hereto, absent manifest error. Payments received by the Paying Agent hereunder shall be applied by the Paying Agent in accordance with Section 2.09(d).

     3.03.     LOAN AGREEMENT INDEMNITIES

          (a) Southland agrees to indemnify the Lenders and to hold the Lenders harmless against any loss, expense or liability arising out of or resulting from (i) any representation or warranty made by Southland in this Agreement, the Security Documents or in the documents comprising the Existing Yen Facility, or any other document or certificate delivered pursuant to this Agreement or pursuant to the documents comprising the Existing Yen Facility, having been incorrect in any material respect when made or (ii) any material default by Southland in the due observance and performance of its covenants set forth in this Agreement, the documents comprising the Existing Yen Facility or any of the Security Documents.

          (b) Payments pursuant to this Section 3.03 shall be made by Southland to the Paying Agent on the date five Business Days following the Paying Agent's written demand hereunder, which demand shall set forth the Paying Agent's calculations as to the amounts so due. The amounts so due as set forth in the Paying Agent's demand shall be conclusive and binding on the parties hereto, absent manifest error. Payments received by the Paying Agent hereunder shall be applied by the Paying Agent in accordance with Section 2.09(d).

     3.04.     OTHER PARTIES' LIABILITIES

          No obligation or liability to Seven-Eleven Japan or any other third party (including without limitation any governmental authority in Japan) under or with respect to the Master

Agreement or this Agreement is assumed by the Agents or the Lenders (other than the obligation as secured parties to permit the exercise of the right of first refusal granted to Seven-Eleven Japan), or any of their respective successors and assigns by reason of the execution, delivery or performance of this Agreement and the transactions contemplated hereby, and any such assumption is hereby expressly disclaimed. Southland shall indemnify and hold harmless each of the Agents and the Lenders and their respective successors and assigns against any loss, expense or liability arising out of or resulting from any determination by a court or governmental authority of competent jurisdiction that any of such parties has assumed any such obligation or liability to Seven-Eleven Japan or any other third party under the Master Agreement or any of the Security Documents. The Agents and the Lenders, or any of their respective successors and assigns, as the case may be, shall give prompt notice to Southland of the initiation of any legal proceedings against it which could give rise to an indemnity from Southland pursuant to this Section 3.05, and Southland shall have the right to assume the defense of any such proceedings which could give rise to any such indemnity. None of the Agents or the Lenders, or any of their respective successors and assigns, shall settle any claim or proceeding against it which may give rise to an indemnity from Southland pursuant to this Section 3.05 without the prior written consent of Southland to the terms of such settlement.

     3.05.     EXPENSES INCLUDED

          Indemnification pursuant to the provisions of this Section 3 shall include, without limitation, reasonable counsel fees and expenses and other out-of-pocket expenses including expenses of investigation incurred in connection with the matter or transaction giving rise to a claim for indemnification.

4.     YIELD PROTECTION

     4.01.     TAXES

     (a) Any and all payments made to the Paying Agent for the benefit of the Lenders hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or Japan or any political subdivision or taxing authority of either such nation (all such taxes other than any tax or charge on net income being hereinafter referred to as "Indemnifiable Taxes"). Subject to the limitation on recourse specified in Section 4.01(e), if Southland shall be required by law to make any such deduction from any payment hereunder (other than from any payment of Japanese Royalties referred to in the final sentence of this Section 4.01(a)), (i) Southland shall make such additional payment to the Paying Agent as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.01) each affected Lender shall receive an amount equal to the sum it would have received had no such deduction been made, and (ii) Southland shall make such deductions and shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law. To the extent that the amount of any Japanese Royalties actually received from Seven-Eleven Japan has been the subject of Japanese withholding tax at a rate greater than ten percent, Southland shall pay such additional amounts to the Paying Agent hereunder as may be required to indemnify the Lenders for the reduction of such receipts attributable to Japanese tax being payable thereon at a rate in excess of ten percent. Such amounts shall be payable by Southland by direct payments in Yen (or in Dollars if the Paying Agent or the affected Lender hereunder certifies that the Indemnifiable Tax or Other Tax was incurred in a currency other than Yen) to the Southland Account on or before each Repayment Date after the tax law change which increases the required rate of withholding. Southland authorizes and directs the Paying Agent to debit the Southland Account by the amount of indemnity due hereunder on each such Repayment Date and to pay and apply such amount in the same manner as amounts to be paid on such date from the New Lock Box Account. In the event that the Paying Agent is required to make a gross-up payment to the Swap Provider in accordance with Section 2(d)(i)(4) or Section 2(d)(ii) of the ISDA Master Agreement governing the Swap, Southland shall, subject to the limitation on recourse specified in
Section 4.01(e), reimburse the Paying Agent for the full amount of such payment.

          (b) In addition, subject to the limitation on recourse specified in Section 4.01(e), Southland agrees to pay any present or future stamp or documentary taxes or any excise or property taxes, filing fees or similar levies (excluding, however, any tax or charge on net income) which arise from any payment made hereunder or from the execution, perfection, performance or enforcement of, or otherwise with respect to, this Agreement or the Security Documents or with respect to the property interest of the Collateral Agent or the Creditors in the Collateral (hereinafter referred to as "Other Taxes").

          (c) Southland shall indemnify the Lenders for the full amount of Indemnifiable Taxes or Other Taxes (including without limitation any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this
Section 4.01) paid by the Lenders or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnifiable Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date the Paying Agent makes written demand therefor. To the extent practicable in the circumstances, the Paying Agent shall give Southland Notice of any payment of Indemnifiable Taxes or Other Taxes to be made hereunder with respect to which Southland shall have an indemnity obligation, but the failure of the Paying Agent to give any such Notice shall not limit the Lenders' right to receive indemnification hereunder. The Paying Agent shall use reasonable efforts to cooperate with Southland in seeking a refund of any such tax payment which, in the opinion of Southland's independent certified public accountants, has not been correctly and legally asserted; PROVIDED, HOWEVER, that the Paying Agent shall be entitled to advances from Southland with respect to costs and expenses (including without limitation reasonable counsel fees and expenses) likely to be incurred by the Paying Agent in such refund application and proceedings. Within 30 days after the date of any payment of Indemnifiable Taxes or Other Taxes, Southland shall furnish to the Paying Agent the original or a certified copy of a receipt evidencing payment thereof.

          (d) Each Lender that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver, on or prior to the Drawdown Date, to the Paying Agent, Southland and the Swap Provider the tax documentation specified below. IF THE NON-U.S. LENDER IS A BANK, then such Non-U.S. Lender shall deliver EITHER (i) an accurate, complete and duly executed Internal Revenue Service Form 1001 and a Form W-8 confirming that such Lender is entitled to receive interest hereunder without deduction of U.S. withholding taxes by virtue of a tax treaty OR (ii) an accurate, complete and duly executed Internal Revenue Service Form 4224 confirming that such Lender is entitled to receive interest hereunder and payments under the Swap without deduction of U.S. withholding taxes because such interest and such payments will be effectively connected with the conduct by such Lender of a trade or business in the United States. IF THE NON-U.S. LENDER IS NOT A BANK, then such Lender shall deliver EITHER (x) the documentation specified in clause (i) or clause (ii) of the immediately preceding sentence OR (y) a certificate to the effect that such Lender is not licensed to conduct a banking business or to accept deposits, accompanied by an accurate, complete and duly executed Internal Revenue Service Form W-8 (Certificate of Foreign Status). In addition, each Non-U.S. Lender that delivers an Internal Revenue Service Form 1001 and/or Form W-8 on or prior to the Drawdown Date agrees, to the extent permitted by law, to deliver to the Paying Agent, Southland and the Swap Provider within 15 days prior to January 1, 2001 and each third anniversary of such date (or more often if required by law), two accurate, complete and duly executed copies of an Internal Revenue Service Form 1001 and/or Form W-8 (or any successor or substitute form or forms required under Internal Revenue Laws); and each Non-U.S. Lender that delivers an Internal Revenue Service Form 4224 on or prior to the Drawdown Date agrees, to the extent permitted by law, to deliver to the Paying Agent, Southland and the Swap Provider within 15 days prior to the beginning of each subsequent taxable year of such Non-U.S. Lender (or more often if required by law) two accurate, complete and duly executed copies of an Internal Revenue Service Form 4224 (or any successor or substitute form or forms required under Internal Revenue Laws). Southland shall not be required to pay any additional amounts under Section 4.01(a) or to make indemnification payments under Section 4.01(c) to any Non-U.S. Lender in respect of any Tax that would not have been imposed but for a failure by such Lender to deliver the forms required by this Section 4.01(d); PROVIDED, HOWEVER, that a Non-U.S. Lender shall not be excluded from the benefit of Section 4.01(a) or Section 4.01(c) if a change of law precludes confirming in a subsequently delivered form or a substitute or successor form the matters required in the original form delivered hereunder.

          (e) Without prejudice to the survival of any other agreement of Southland hereunder, the agreements and obligations of Southland contained in this Section 4.01 shall survive the repayment of the Loans and the payment of accrued interest thereon. The obligations of Southland pursuant to this Section 4.01 are obligations with respect to which recourse is limited to the Japanese Royalties and, if necessary, to the Collateral. Each Lender agrees to act in good faith to mitigate the indemnification obligations of Southland pursuant to this Section 4.01, including without limitation, if appropriate, the assignment of its rights and obligations hereunder with Southland's consent to an affiliate of such Lender or to any other person upon Southland's reimbursing any costs and expenses incurred or liabilities assumed by such Lender with respect to such assignment. In order to limit Southland's indemnification obligations pursuant to this
Section 4.01, Southland shall have the right to find a willing assignee of a Lender's rights and obligations hereunder and such Lender shall be obligated to execute such assignment upon Southland's reimbursing any costs and expenses incurred or liabilities assumed by such Lender with respect to such assignment.

     4.02.     COMPLIANCE COSTS

          (a) If (i) compliance by any Lender with any applicable law, regulation or condition imposed or changed after the date of this Agreement on any Lender with respect to the making or maintaining of the Loans or obtaining funds to meet or maintain its obligations hereunder, including without limitation any reserve, special deposit, capital adequacy or similar requirement and any restraint, guideline or policy not having the force of law with which such Lender may comply, or (ii) any change imposed after the date of this Agreement in the basis of taxation of payments to any Lender hereunder (other than changes in the rate of tax imposed on the overall net income of such Lender) shall (A) increase the cost to such Lender of advancing or maintaining its Loan, (B) reduce any amount received or receivable by such Lender hereunder, or (C) reduce such Lender's return on capital attributable to the transactions contemplated by this Agreement, then such Lender shall furnish to Southland a statement of the nature and amount of such cost or reduction and Southland shall pay to the Paying Agent for the benefit of such Lender on the next succeeding Repayment Date such additional amounts as may be necessary to compensate such Lender for such additional cost or reduction.

          (b) The obligations of Southland pursuant to this Section 4.02 are obligations with respect to which recourse is limited to the Japanese Royalties and, if necessary, to the Collateral. Each Lender shall act in good faith to mitigate the indemnification obligations of Southland pursuant to this Section 4.02, including without limitation, if appropriate, the assignment of its rights and obligations hereunder with Southland's consent to an affiliate of such Lender or to any other person upon Southland's reimbursing any costs and expenses incurred or liabilities assumed by such Lender with respect to such assignment. In order to limit Southland's indemnification obligations pursuant to this Section 4.02, Southland shall have the right to find a willing assignee of a Lender's rights and obligations hereunder and such Lender shall be obligated to execute such assignment upon Southland's reimbursing any costs and expenses incurred or liabilities assumed by such Lender with respect to such assignment.

     4.03.     YIELD PROTECTION PREPAYMENT

          If Southland is required to pay any amount to any Lender pursuant to Section 4.01 or Section 4.02, Southland shall have the right on any Repayment Date within 90 days of the date of such payment, upon not less than 30 days prior written notice to the Paying Agent and the affected Lender, to prepay the Loan of such Lender then outstanding in whole but not in part, together with accrued interest thereon. If Southland elects to prepay an affected Lender, Southland shall also pay the Funding Costs of such Lender and the Swap Breakage Costs allocable to that portion of the Loans.

     4.04.     YEN AND DOLLAR TRANSACTION

          This is an international financial transaction in which (i) the specification of Yen and payment in Tokyo with respect to certain payments due hereunder and (ii) the specification of Dollars and payment in New York with respect to certain other payments due hereunder, are of the essence, and Yen and Dollars shall, respectively, be the currency of account and of payment with respect to such payments. The payment obligations hereunder shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Yen and transfer to Tokyo or to Dollars and transfer to New York, as the case may be, under normal banking procedures does not yield the amount of Yen or Dollars due hereunder. In the event that any payment, whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in payment of such amount of Yen in Tokyo or such amount of Dollars in New York, the Lenders shall be entitled to immediate payment of, and shall have a separate cause of action for, the Yen deficiency or the Dollar deficiency, as the case may be, in respect of the payment due to them.

5.     FEES AND EXPENSES

     5.01.     ARRANGER

          Southland shall pay to the Arranger an arrangement fee in an amount as separately agreed between Southland and the Arranger. The arrangement fee shall be payable in Yen on the Drawdown Date and shall be deducted by the Paying Agent from the advance of the Loans and paid to the Arranger or as otherwise agreed between Southland and the Arranger.

     5.02.     AGENTS

          Southland shall pay to the Paying Agent an agency fee as separately agreed between Southland and the Paying Agent. Southland shall pay to the Collateral Agent an agency fee as separately agreed between Southland and the Collateral Agent.

     5.03.     EXPENSES

          (a) Within 30 days of the Paying Agent's invoice therefor, Southland shall, whether or not the Commitment is utilized, promptly reimburse the Agents and the Arranger for the reasonable fees and expenses of New York and Japanese counsel to the Agents and the Lenders and for all expenses of printing, communication, publicity, travel and all other out-of-pocket expenses incurred by the Agents and the Arrangers (i) in connection with the negotiation, preparation and execution of this Agreement and the documentation required hereunder, and (ii) in connection with any amendments, waivers or consents relating to this Agreement or the transactions or any document contemplated hereby required during the term hereof. Without limitation of the foregoing, Southland shall be responsible for payment of Japanese registration taxes in connection with the registration or renewal of the Japanese Trademarks pursuant to the Assignment of Japanese Trademarks during the term of this Agreement.

          (b) Southland shall also reimburse the Paying Agent on demand for all expenses incurred by the Agents and the Arrangers (including without limitation the reasonable fees and expenses of New York and Japanese counsel and other professional advisors) (i) in the determination of whether there has occurred a Termination Event, and (ii) in the administration and enforcement of this Agreement from and after the occurrence of such a Termination Event. Such expenses shall be reimbursed whether or not they arise during the term of this Agreement and whether or not the Paying Agent gives Notice of such Termination Event or takes other action to enforce the provisions of this Agreement or any related documentation. Notwithstanding the foregoing, expenses incurred in the enforcement of any obligation hereunder or under the Security Documents with respect to which recourse is limited to the Japanese Royalties and, if necessary, the other Collateral shall be recoverable by the Paying Agent on a similar limited recourse basis including interest thereon at the rate then applicable to the Loans pursuant to Section 2.06.


6.     REPRESENTATIONS AND WARRANTIES

          Southland hereby represents and warrants to the Lenders as follows:

     6.01.     ORGANIZATION, POWER AND AUTHORITY

          Southland is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement and each of the Security Documents. Southland is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by ownership of property or for the conduct of its business except where the failure to so qualify would not have or is not likely to have a material adverse effect on the ability of Southland to perform its obligations hereunder, under the Master Agreement or under any of the Security Documents.

     6.02.     COMPLIANCE WITH LAW AND OTHER AGREEMENTS

          There is no law, regulation, decree or similar authority, no provision of the Articles of Incorporation or By-laws of Southland and, subject to the consents required pursuant to the Existing Yen Facility, no provision of any existing contract, agreement or instrument to which Southland is a party or by which any of its properties or assets is bound which has been or would be contravened, or which would result in the imposition of any mortgage, lien, charge or encumbrance on any of its properties or assets, by reason of the execution and delivery of this Agreement or any of the Security Documents or by reason of the performance or observance by Southland of any of the terms and conditions hereof or thereof.

     6.03.     AUTHORIZATION

          The execution, delivery and performance by Southland of this Agreement and each of the Security Documents have been duly authorized by all appropriate corporate action on the part of Southland, including without limitation its Board of Directors.

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

     6.04.     REGISTRATIONS AND APPROVALS

          All consents, approvals, licenses and authorizations of, and all filings and registrations with, any governmental agency or authority necessary for the due execution and delivery of this Agreement have been obtained, and all consents, approvals, licenses, authorizations, filings and registrations necessary for the due execution and delivery of the Security Documents and for the performance or enforceability hereof and thereof (other than the registrations of the trademark assignments contemplated by the Assignment of Japanese Trademarks with the Japanese Registry of Patents and Trademarks) shall have been obtained and shall be in full force and effect prior to the Drawdown Date.

     6.05.     AGREEMENT BINDING

          This Agreement constitutes, and each of the Security Agreements when executed and delivered hereunder will constitute, the legal, valid and binding obligation of Southland or Seven-Eleven Japan (as relevant), enforceable in accordance with their respective terms (subject to applicable bankruptcy or similar laws affecting creditors' rights generally and to general principles of equity). Southland's obligations under each of such agreements to which it is a party, other than those obligations with respect to which recourse is limited to the Collateral, are general obligations of Southland ranking PARI PASSU in priority of payment with all other unsubordinated obligations of Southland.

     6.06.     OTHER OBLIGATIONS

          Southland is not (i) in default in respect of any material indebtedness including, without limitation, under the Existing Yen Facility or (ii) in default under any agreement, obligation or duty to which it is a party or by which it or any of its properties or assets is bound which default would have or is likely to have a material adverse effect on the ability of Southland to perform its obligations under the Master Agreement, this Agreement or any of the Security Documents.

     6.07.     LITIGATION

          There is no pending or, to the knowledge of Southland, threatened legal action, arbitration or other legal or administrative proceeding to which Southland is a party and, to the knowledge of Southland, no pending or threatened legal action, arbitration or other legal or administrative proceeding to which Seven-Eleven Japan or any other person is a party, which, if adversely determined, could (i) impair the ability of Southland to perform any of its obligations under the Master Agreement or any of the Security Documents or any of the obligations of Seven-Eleven Japan under the Assignment of Japanese Trademarks, (ii) affect the ability of Seven-Eleven Japan or Southland to pay or receive any amounts due under the Master Agreement, this Agreement or any of the Security Documents or (iii) affect the validity or enforceability of the Master Agreement, this Agreement or any of the Security Documents.

     6.08.     TAXES

          All required consolidated tax returns and reports of Southland and of each of its subsidiaries (if any) which is not consolidated for tax purposes have been timely filed and all taxes, assessments, fees and other governmental charges thereupon and upon their respective properties, assets, income and franchises have been paid when due and payable, in either case which tax returns and reports, if not timely filed and which taxes, assessments, fees and other governmental charges if not paid when due, would have or are likely to have a material adverse effect on Southland's ability to perform its obligations hereunder, under the Master Agreement or under any of the Security Documents or on Seven-Eleven Japan's ability to perform its obligations under the Assignment of Japanese Trademarks. Southland has no knowledge of any proposed tax assessment against it or any of its subsidiaries which would have or is likely to have a material adverse effect upon Southland's ability to perform its obligations under the Master Agreement, this Agreement or any of the Security Documents or on Seven-Eleven Japan's ability to perform its obligations under the Assignment of Japanese Trademarks.

     6.09.     ERISA

          Southland is in substantial compliance with the provisions of ERISA and there are no liabilities or other obligations of Southland thereunder which would have or are likely to have a material adverse effect on the ability of Southland to perform its obligations under the Master Agreement, this Agreement or any of the Security Documents or on Seven-Eleven Japan's ability to perform its obligations under the Assignment of Japanese Trademarks. For the purposes of this Section 6.09, the term "Southland" shall mean Southland, any affiliate of Southland and each trade or business (whether or not incorporated) which together with Southland would be treated as a single employer under the provisions of Title I or IV of ERISA.

     6.10.     INFORMATION; FINANCIAL STATEMENTS

          The information furnished by Southland in writing to the Lenders relating to Southland, Seven-Eleven Japan, 7-Eleven convenience store operations in Japan and the Master Agreement is true, complete and accurate in all material respects, contains no misleading statement and does not omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that with respect to estimates and projections furnished by Southland to the Lenders (including without limitation projected Japanese Royalties during the term of this Agreement) Southland represents and warrants only that such estimates and projections have been made in good faith in reliance upon information which Southland reasonably believes to be complete and accurate. The most recent audited consolidated financial statements of Southland provided to the Paying Agent are complete and correct and accurately and fairly present the consolidated financial condition and results of operations of Southland as at the dates stated therein and for the periods then ended in accordance with generally accepted accounting principles in the United States, consistently applied. Since the date of such financial statements, there has been no material adverse change in the consolidated financial condition or results of operations of Southland except as heretofore disclosed in writing to the Paying Agent.

     6.11.     SUFFICIENT CAPITAL

          Southland has sufficient capital to conduct its business and is able to pay its debts as they mature.

     6.12.     TRADEMARK AND OTHER RIGHTS

          Southland beneficially owns, is licensed or otherwise has the lawful right to use all patents, trademarks, tradenames, copyright, technology, know-how and processes (including, without limitation, the Japanese Trademarks) used in or necessary for the performance of its obligations under the Master Agreement and for the receipt of the Japanese Royalties thereunder. To Southland's knowledge, the use of such patents, trademarks, tradenames, copyrights, technology, know-how and processes by Southland and Seven-Eleven Japan does not infringe the rights of any person. Pursuant to the terms of the Master Agreement and subject to the terms of the Trademark Security Agreement executed in connection with the Existing Yen Facility, the trademarks constituting the Japanese Trademarks are registered in Japan in the name of Seven-Eleven Japan or Tokyo Leasing Co., Ltd. and are held for the benefit of Southland, and such Japanese Trademarks are to be assigned as security to, and provisionally registered in the name of, the Collateral Agent, SUBJECT AND SUBORDINATE TO THE PRIOR PERFECTED SECURITY INTEREST OF THE EXISTING YEN FACILITY LENDERS. On the Drawdown Date none of Southland's rights with respect to the Japanese Trademarks will be the subject of any assignment, pledge or other security interest other than the security interest in favor of the Existing Yen Facility Lenders and the security interest in the Japanese Trademarks established or to be established pursuant to the terms and conditions of the Security Documents. The security interest in the Japanese Trademarks so established by the Security Documents shall, on the date of registration on the Japanese Trademark Register of the assignments contemplated by the Security Documents, constitute a valid second ranking perfected security interest in the Japanese Trademarks in accordance with Japanese law, and on the Existing Yen Facility Repayment Date such security interest shall constitute a valid first ranking perfected security interest in the Japanese Trademarks in accordance with Japanese Law.

     6.13.     MASTER AGREEMENT

          The copies of the agreements constituting the Master Agreement heretofore delivered by Southland to the Paying Agent are true and correct copies of such agreements as amended to date, and there exists no other agreement between Southland and Seven-Eleven Japan or any of their affiliates regarding their respective rights and obligations with respect to the ownership and operation of 7-Eleven convenience stores in Japan which could affect the performance of Southland's obligations hereunder (including without limitation the duration, amount or conditionality of the obligation of Seven-Eleven Japan to pay the Japanese Royalties). The Master Agreement constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms (subject to applicable bankruptcy, or similar laws affecting creditors' rights generally and to general principles of equity). All consents, approvals, licenses and authorizations of, and all filings and registrations with, any governmental agency or authority with respect to the Master Agreement or to the parties' performance of their respective obligations thereunder have been duly obtained and continue in full force and effect. No event has occurred and no circumstance or condition exists which would entitle (or, with the giving of notice or the passing of time, or both, would entitle) either party to the Master Agreement to terminate the Master Agreement, to seek damages thereunder against the other party or to give notice of an event of FORCE MAJEURE. No substantial dispute exists between Southland and Seven-Eleven Japan with respect to the Master Agreement or any of their respective rights and obligations thereunder or with respect to the operation of 7-Eleven convenience stores in Japan.

     6.14.     JAPANESE ROYALTIES

          Southland owns the Japanese Royalties free and clear of any adverse claim other than the security interest in favor of the Existing Yen Facility Lenders. On making the Loans and subject to filing the financing statements referred to in Section 9.01(f), the Collateral Agent on behalf of the Creditors shall, in accordance with the provisions of the Security Documents, have a valid second ranking perfected security interest in Southland's rights in the Master Agreement and the Japanese Royalties SUBJECT AND SUBORDINATE TO THE PRIOR EXISTING FIRST PRIORITY SECURITY INTEREST OF THE EXISTING YEN FACILITY LENDERS. No effective financing statement or other instrument similar in effect covering the Master Agreement or any of the Japanese Royalties or the proceeds thereof shall at any time on or after the Drawdown Date be on file in any relevant recording office except the financing statements in favor of the Existing Yen Facility Lenders with respect to the Existing Yen Facility and the financing statement in favor of the Collateral Agent for the benefit of the Creditors with respect to this Agreement and the Security Documents. On the Existing Yen Facility Repayment Date the security interests in the Master Agreement and the Japanese Royalties granted pursuant to the Security Documents shall become first priority perfected security interests and no effective financing statement or other instrument similar in effect covering the Master Agreement or any of the Japanese Royalties or the proceeds thereof shall at any time be on file in any relevant recording office except the financing statements in favor of the Collateral Agent for the benefit of the Creditors with respect to this Agreement and the Security Documents.

     6.15.     RECORDS

          The chief place of business and chief executive offices of Southland and the office at which its corporate records are kept are 2711 North Haskell Avenue, Dallas, Texas 75204.

7.     COVENANTS

          In addition to the other undertakings herein, Southland hereby covenants with the Agents and the Lenders that during the term of this Agreement Southland shall act as follows and shall perform the following obligations:

     7.01.     PERFORMANCE OF OBLIGATIONS

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

          Southland shall punctually pay all amounts due under this Agreement and the Security Documents at the places and times and on the dates specified herein or therein as limited by the provisions hereof limiting recourse against Southland and its assets with respect to certain of such payments. Southland shall perform all of its other obligations, undertakings and covenants under this Agreement, each of the Security Documents and under, and with respect to, the Master Agreement.

     7.02.     FINANCIAL STATEMENTS; OTHER INFORMATION

          Southland shall maintain an accounting system in accordance with generally accepted accounting principles in the United States and shall furnish to the Paying Agent the following:

(i) as soon as available but not later than 120 days after the end of each of its fiscal years (A) a consolidated balance sheet and statement of earnings and changes in financial position of Southland and its subsidiaries as at and for the accounting period then ended, accompanied by a report thereon of Coopers & Lybrand (or successor) or other independent certified public accountants of recognized national standing in the United States of America reasonably satisfactory to the Paying Agent, which report shall state that such financial statements fairly present the consolidated financial position of Southland and its subsidiaries as at the dates indicated in conformity with generally accepted accounting principles, without material exception or qualification relating to Southland's ability to perform its obligations under the Master Agreement or any of the Security Documents, and further stating that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and (B) a copy of Southland's Annual Report on Form 10-K filed with the
Securities and Exchange Commission for such fiscal year if Southland is required by the terms of the Securities
Exchange Act of 1934 to file such report for that fiscal year;

        (ii) within 5 days after receipt from Seven-Eleven Japan by Southland after the end of each of Seven-Eleven Japan's fiscal years, a consolidated balance sheet and statement of earnings and changes in financial position of Seven-
Eleven Japan and its subsidiaries as at and for the accounting period then ended;

(iii) as soon as available but not later than 60 days after the end of each fiscal quarter (other than the fourth quarter in each fiscal year) (A) comparable unaudited consolidated financial statements of Southland as at and for the accounting period then ended, certified as true and correct by the chief financial officer of Southland, and
(B) a copy of Southland's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for such fiscal quarter if Southland is required by the terms of the Securities Exchange Act of 1934 to file such report for such fiscal quarter;

(iv) upon receipt, (i) a copy of each report and statement of account submitted by Seven-Eleven Japan to Southland pursuant to the Master Agreement and (ii) a copy of each monthly report showing the amount of the Japanese
Royalties dispensed to the Existing Yen Facility Lenders as payment of principal and interest under the Existing
Yen Facility and the outstanding balance thereunder;

(v) as soon as available but not later than 120 days after the end of each of its fiscal years, a statement certified by Southland's independent certified public accountants setting forth, on the basis of their audit examination of Southland, (A) the Japanese Royalties for such fiscal year payable by Seven-Eleven Japan derived on the basis of the statements of account provided by Seven-Eleven Japan to Southland pursuant to the Master Agreement and (B) actual payments received on account thereof;

(vi) not later than December 15 in each year, projections prepared by Southland setting forth projected Japanese Royalties on a monthly basis for the following calendar year in such form and detail as the Paying Agent may reasonably request (it being acknowledged by the Paying Agent that Southland shall prepare such projections on the basis of the operating budgets and store growth projections provided by Seven-Eleven Japan pursuant to the Master Agreement and that Southland shall have no liability to the Lenders with respect to the accuracy of such projections);

      (vii) on a semi-annual basis, a compliance report showing the amount of Japanese Royalties received in the New Lock Box
Account during its two previous fiscal quarters and a calculation of the percentage of the New Yen Facility
Payment Amount received during such period; and

        (viii) such other information respecting the business, properties, condition or operations, financial or otherwise, of Southland as the Paying Agent may from time to time reasonably request. Southland shall permit representatives of the Paying Agent from time to time during Southland's normal business hours to inspect, audit and make copies of any and all of Southland's records.

     7.03     PERFORMANCE AND NOTICE

          Southland shall promptly give Notice to the Paying Agent of (i) any substantial dispute between Southland and Seven-Eleven Japan or any of their respective affiliates with respect to the Master Agreement, (ii) any substantial labor dispute of which Southland has knowledge threatening the continued normal business operations of Seven-Eleven Japan, (iii) any notice received from Seven-Eleven Japan or given by Southland to Seven-Eleven Japan under the notice provisions of the Master Agreement, or received from the Existing Yen Facility Lenders or given by Southland to the Existing Yen Facility Lenders, including, without limitation, any notice regarding a default or alleged default thereunder by any of the parties thereto or regarding the occurrence of an event of FORCE MAJEURE, (iv) any proposed amendment to, or other modification of, the Master Agreement or the agreements comprising the Existing Yen Facility, (v) the assertion of any claim or the commencement of any litigation or proceeding (whether by service of process or by attachment or arrest of any property or asset) against Southland or (upon its obtaining knowledge thereof) against Seven-Eleven Japan or any other person challenging the validity of the Master Agreement or the Japanese Trademarks or claiming that the operation of 7-Eleven convenience stores in Japan as contemplated by the Master Agreement constitutes an infringement of the trademark, tradename, copyright or other intellectual property rights of any person, (vi) the assertion of any claim or the commencement of an action under or the giving of any notice of any failure of performance in respect of the Existing Yen Facility; (vii) the occurrence of any Termination Event or event that, with the giving of notice or the passing of time, or both, would constitute a Termination Event, or (viii) the occurrence of any condition or event which would have or is likely to have a material adverse effect on Southland's ability to perform its obligations hereunder, under the Master Agreement or under any of the Security Documents or, to the knowledge of Southland, on Seven-Eleven Japan's ability to perform its obligations under the Assignment of Japanese Trademarks.

     7.04.     MORTGAGES; LIENS

          (a) On and after the Drawdown Date Southland shall not create, assume, incur or suffer to exist, or permit to be created, assumed, incurred or suffered to exist, any mortgage, lien, pledge, security interest or other charge or encumbrance or other preferential arrangement of any kind upon or with respect to any part of the Collateral or any rights of Southland or any of its subsidiaries or affiliates relating to the operation of 7-Eleven convenience stores in Japan, whether now owned or hereafter acquired, or upon or with respect to any right to receive income, now or hereafter existing, in connection therewith, other than the security interest in favor of the Existing Yen Facility Lenders with respect to the Existing Yen Facility and security interests in the Collateral established pursuant to the terms and conditions of the Security Documents without the prior written consent of the Collateral Agent (which consent may be withheld or conditioned by the Collateral Agent in its absolute discretion). For the avoidance of doubt the parties hereto confirm that the rights of first refusal in the Japanese Trademarks established in favor of Seven-Eleven Japan pursuant to the Master Agreement do not constitute a preferential arrangement with respect to the Japanese Trademarks which is violative of the provisions of this Section 7.04(a).

          (b) On and after the Drawdown Date Southland shall not assign or transfer any right, title or interest of Southland in or relating to the Collateral or any after-acquired property which constitutes Collateral; PROVIDED, HOWEVER, that Southland may transfer its rights in the Japanese Trademarks and the Japanese Royalties to a wholly-owned subsidiary of Southland subject to the conditions that: (i) Southland shall have given 30 days prior Notice of the transfer to the Agents and shall have consulted with and explained the business reasons for such transfer to the Agents;
(ii) the transfer of interests shall be subject to the prior right of the Agents and the Creditors granted in this Agreement and the Security Agreements; (iii) the subsidiary shall have executed an agreement of assignment and assumption expressly acknowledging that the assigned rights are subject to the claims of the Agents and the Creditors pursuant to this Agreement and the Security Documents; and (iv) the Agents shall have received opinions of counsel including New York and Japanese counsel concluding without material qualification that the rights transferred are subject to the rights, interests and liens of the Collateral Agent for the benefit of the Creditors and that such rights may be enforced against the transferee to the same extent as they were enforceable against Southland prior to the transfer.

          (c) If at any time during the term of this Agreement Southland shall acquire or otherwise come into possession of any rights not in existence on the date of this Agreement regarding the operation of 7-Eleven convenience stores in Japan (within the territorial boundaries of Japan existing on the date of this Agreement) which could effect in any way the amount of Japanese Royalties received by Southland, including without limitation any patents, 7-Eleven trademarks, 7-Eleven tradenames, copyright, technology, know-how or processes hereafter used in the operation of such convenience stores, Southland shall grant to the Collateral Agent for the benefit of the Creditors, or shall use reasonable efforts to cause to be granted to the Collateral Agent for the benefit of the Creditors, if prior to the Existing Yen Facility Termination Date, a valid second ranking security interest therein SUBJECT AND SUBORDINATE TO THE PERFECTED FIRST RANKING SECURITY INTEREST OF THE EXISTING YEN FACILITY LENDERS, and thereafter, a first ranking security interest therein, to further secure Southland's obligations hereunder on terms substantially similar to those set forth in the Security Documents and in any event on terms as to form and substance satisfactory to the Collateral Agent and its counsel. In the event that the Master Agreement shall terminate while any portion of the Loans or accrued interest thereon remains outstanding and Southland shall enter into a new agreement with Seven-Eleven Japan, any of its affiliates or any other person for the licensing of the 7-Eleven System (as described in the Master Agreement) and for the operation of convenience stores in Japan, whether or not such convenience stores shall utilize the Japanese Trademarks, Southland shall grant to the Collateral Agent, or shall use reasonable efforts to cause to be granted to the Collateral Agent, if prior to the Existing Yen Facility Termination Date, a valid second ranking security interest therein SUBJECT AND SUBORDINATE TO THE FIRST RANKING SECURITY INTEREST OF THE EXISTING YEN FACILITY LENDERS and thereafter a first ranking security interest therein to further secure Southland's obligations hereunder on terms substantially similar to those set forth in the Security Documents and in any event on terms as to form and substance satisfactory to the Collateral Agent and its counsel.

     7.05.     MAINTENANCE AND CONTINUITY OF BUSINESS

          Southland (i) shall maintain its corporate existence under and in material compliance with all applicable corporate and tax laws, (ii) shall maintain its corporate rights, privileges and franchises which are in any way relevant to the performance of its obligations, or the receipt of any benefits hereunder, under the Master Agreement and under the Security Documents or to the collateral security, for its obligations under this Agreement the Security Documents, and (iii) shall conduct its business with respect to the Master Agreement, 7-Eleven convenience store operations in Japan and the Security Documents in material compliance with all applicable laws and with all regulations and governmental guidelines having the force of law.

     7.06.     MAINTENANCE OF GOVERNMENTAL APPROVALS

          Southland shall maintain or shall cause to be maintained in full force and effect all governmental consents, approvals, licenses, authorizations, filings and registrations obtained in connection with the Master Agreement, this Agreement or any of the Security Documents and shall take or shall cause to be taken all such additional action as may be proper or advisable in connection therewith. Southland undertakes to obtain and to effect or to cause to be maintained and effected any new or additional consents, approvals, licenses, authorizations, filings and registrations as become necessary for the performance and enforceability of all of the terms and conditions of each such agreement, document and instrument. Subject to its obligations under the Existing Yen Facility, Southland shall cooperate with the Collateral Agent to effect the assignments, filings and registration of the Japanese Trademarks contemplated by the Assignment of Japanese Trademarks. Southland shall renew the registrations and assignments of the Japanese Trademarks as required by Japanese Law and the Master Agreement; PROVIDED, HOWEVER, that Southland shall have no liability hereunder for any failure by the Collateral Agent timely to effect such registrations or the renewals thereof.

     7.07.     TAXES

          Southland shall pay and discharge all taxes and governmental charges upon it or any of its properties or assets prior to the date after which penalties attach for failure to pay, the non-payment of which might have a material adverse effect upon Southland's ability to perform any of its obligations, or to receive any benefits, under the Master Agreement, this Agreement or any of the Security Documents or upon the priority of the security interests in the Master Agreement, the Japanese Trademarks and the Japanese Royalties, except to the extent that Southland shall be contesting in good faith its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof. Southland shall make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable laws or regulations.

     7.08.     ERISA

          (a) Southland shall pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA, PROVIDED, HOWEVER, that Southland shall not be required to pay any such liability if
(i) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (ii) Southland shall have set aside on its books reserves which, in the opinion of Southland's independent certified public accountants, are adequate with respect thereto.

          (b) To the extent the following events may have a material adverse effect on Southland's ability to perform its obligations, or receive any benefits under, the Master Agreement, this Agreement or any of the Security Documents or upon the priority of the security interests in the Master Agreement, the Japanese Trademarks or the Japanese Royalties, Southland shall not (i) engage in any transaction in connection with which Southland could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Internal Revenue Code,
(ii) without the prior written consent of the Paying Agent terminate any employee pension benefit plan (as defined in Section 3(2) of

ERISA) in a "distress termination" under Section 4041 of ERISA or take any other action which could result in a material liability of Southland to participants, beneficiaries or the Pension Benefit Guaranty Corporation, or
(iii) fail to make payment when due of all amounts which, under the provisions of any employee pension benefit plan, Southland is required to pay as contributions thereto, or, with respect to any employee pension benefit plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived with respect thereto, (iv) permit the "amount of unfunded benefit commitments" (as defined in Section 4001(a)(18) of ERISA) under all employee pension benefit plans (excluding employee pension benefit plans with assets greater than vested benefits) to exceed $5,000,000, or (v) incur any liability in an aggregate amount greater than $5,000,000 to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) that Southland may be required to make under any agreement relating to such multiemployer plan or any law pertaining thereto.

          (c) For the purposes of this Section 7.08, the term "Southland" shall mean Southland, any affiliate of Southland and each trade or business (whether or not incorporated) which together with Southland would be treated as a single employer under the provisions of Title I or IV of ERISA.

     7.09.     MAINTENANCE OF RECORDS

          (a) Southland shall maintain all such records as may be necessary or advisable for the administration, servicing and collection of the Japanese Royalties by the Paying Agent (including without limitation duplicate records and system redundancy so as to enable the reconstruction of essential records in the event of any reasonably foreseeable casualty).

          (b)  Any records maintained by Southland in accordance with this
Section 7.09 shall be held in trust for the Paying Agent, and Southland shall maintain the records and its other business records in a manner such that the Japanese Royalties are segregated from all other accounts and royalties and are readily identifiable.

     7.10.     PROTECTION OF SECURITY INTERESTS

          (a) Southland shall, from time to time, do and perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statements and continuation statements for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction and of any documents appropriate for filing under the provisions of applicable law) to perfect and protect the security interests in the Collateral in any jurisdiction in which the Uniform Commercial Code is not in effect, including the execution, amendment or supplementation of any instrument of transfer and the making of notations in the records as may be necessary, or as may be reasonably requested by the Collateral Agent, in order to effect the purposes of the Security Documents to protect the security interests in the Collateral against all persons whomsoever and to effect collection of the Japanese Royalties. Southland shall cooperate with the Collateral Agent to effect the registrations of the Japanese Trademarks contemplated by the Assignment of Japanese Trademarks and to effect renewals of such registrations;

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

PROVIDED, HOWEVER, that Southland shall have no liability hereunder for any failure by the Collateral Agent timely to effect such registrations or the renewals thereof. Southland hereby irrevocably constitutes and appoints the Collateral Agent as its true and lawful attorney-in-fact, with full power of substitution, during the term of this Agreement to execute and deliver any and all documents and to do and perform any and all acts referred to in, or contemplated by, this Section 7.10 upon Southland's failure so to do in Southland's name, place and stead, Southland hereby ratifying and confirming all that its said attorney-in-fact shall lawfully do hereunder and pursuant hereto. Southland acknowledges that its said attorney-in-fact shall have no duty, by virtue of this Section 7.10, to execute and deliver any of such documents or to do and perform any of such acts and that the failure of said attorney-in-fact to do so shall not excuse Southland of its obligations hereunder with respect to such documents and acts.

          (b) Southland shall not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the Uniform Commercial
Code) unless it shall have given the Collateral Agent at least 30 days' prior Notice thereof.

         (c) Southland shall not relocate its chief place of business or its chief executive offices unless it has given the Collateral Agent at least 30 days' prior Notice thereof.

          (d) To the fullest extent permitted by applicable law, the Collateral Agent shall be permitted to sign and file financing and continuation statements with respect to its interest in the Collateral and amendments thereto without Southland's execution thereof. The Collateral Agent shall promptly send to Southland copies of any such documents so signed and filed, provided that no failure by the Collateral Agent to send such copies to Southland shall affect the validity or effectiveness of any such document.

     7.11.     MASTER AGREEMENT

          (a)  Southland shall, subject to the other provisions of this
Section 7.11, use reasonable efforts to ensure the performance by Seven-Eleven Japan of its obligations under the Master Agreement, including without limitation ensuring that Seven-Eleven Japan receives timely notice of the Existing Yen Facility Repayment Date and its obligation to make timely payments of the Japanese Royalties to the New Lock Box Account.

          (b) Southland shall not (i) amend, otherwise modify or waive the benefit of any of the provisions of the Master Agreement which could materially and adversely affect the rights and interests of the Creditors in the Collateral, (ii) consent to any sublicense, assignment, delegation, mortgage or transfer of any of Seven-Eleven Japan's rights, privileges, duties or obligations under the Master Agreement which could release Seven-Eleven Japan from any material obligation thereunder, or (iii) grant any rebate, refund, credit or other adjustment in any month in excess of the Yen equivalent of $100,000 with respect to any Japanese Royalties, without in each such case obtaining the prior written consent of the Collateral Agent.

          (c) Southland shall not exercise any right of termination under the Master Agreement, consent to a termination of the Master Agreement by Seven-Eleven Japan or take any other enforcement action thereunder (including giving notice of any event of FORCE MAJEURE) without the prior written consent of the Collateral Agent. The Collateral Agent hereby agrees that it will consult with Southland and shall give consideration to the views expressed by Southland (without in any way being obligated to act in accordance with such views) should Southland desire to exercise any such right under the Master Agreement.

          (d) Southland shall give prompt Notice to the Paying Agent, immediately upon becoming aware thereof, that any of the Japanese Royalties will not be timely paid in full by Seven-Eleven Japan, and such Notice shall state, to the best of Southland's knowledge, the reasons such Japanese Royalties will not be timely paid in full.

          (e) Upon the occurrence of a default by Seven-Eleven Japan in the performance of any of its obligations under the Master Agreement or the Assignment of Japanese Trademarks, Southland shall take such enforcement or remedial action under the Master Agreement with respect thereto and to the collection of the Japanese Royalties for the benefit of the Creditors as the Collateral Agent may direct.

          (f) During the term of this Agreement, Southland shall (in accordance with the Seven-Eleven Japan Notice) irrevocably direct Seven-Eleven Japan to make all payments of Japanese Royalties due under the Master Agreement in Yen to the New Lock Box Account after the Existing Yen Facility Termination Date and should Seven-Eleven Japan make any payment with respect to the Japanese Royalties or any Japanese Royalties directly to Southland rather than to the New Lock Box Account, Southland shall hold such payment in trust for the Agent and shall immediately deposit such payment, or cause such payment to be deposited, to the New Lock Box Account.

     7.12.  EXISTING YEN FACILITY

          Southland shall not amend or modify any of the provisions of the Existing Yen Facility or any of the agreements or documents governing the loans thereunder or the repayment of or security for such loans if such amendment or modification (i) would increase the obligations of Southland thereunder or the amount or duration of the loans thereunder, (ii) would diminish, subordinate or postpone exercise of the rights of the Creditors in the Collateral or (iii) could materially and adversely affect the rights and interests of the Creditors.

8.     SWAP

     8.01.     THE SWAP

          The Lenders have agreed to enter this Agreement and to give their commitments to make the Loans for the fixed interest rate provided herein on the condition and subject to the concurrent execution of the Swap pursuant to which the Swap Provider will make floating rate payments to the

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

Paying Agent as provided in the Swap in exchange for fixed rate payments equal to the amounts of the fixed interest payments payable by Southland hereunder. Prior to the Existing Yen Facility Repayment Date the Swap Provider will make floating rate payments to the Paying Agent for the benefit of the Lenders in exchange for the accrual of the fixed rate payments due the Swap Provider (and interest thereon) at a fixed rate equal to the interest rate for the Loans hereunder, which shall be payable from the Japanese Royalties deposited in the New Lock Box Account after the Existing Yen Facility Repayment Date as provided herein and in the Swap. The Paying Agent has entered the Swap on the date hereof on behalf of and for the benefit of the Lenders. As provided in the Swap, on each Repayment Date after the Expected Existing Yen Facility Repayment Date, the fixed rate payment specified on Schedule II for such date as interest due hereunder shall be paid to the Swap Provider by the Paying Agent and the Swap Provider shall pay to the Paying Agent, for distribution to the Lenders, a floating rate payment equal to the sum of the then applicable Yen LIBOR plus the Margin. The Swap provides that payments shall be made on a net basis, and the Lenders hereby instruct the Paying Agent to apply the payments received in and to make the payments from the Japanese Royalties paid into the New Lock Box Account in accordance with the provisions hereof and the Swap to fulfill the obligations of the Paying Agent and the Swap Provider under the Swap for payment on a net basis, as applicable.

     8.02.     COLLATERAL SHARING

          Southland acknowledges that the Lenders have entered into this Agreement on the condition and subject to the concurrent execution of the Swap. In order to fulfill the condition imposed by the Lenders that they receive floating rate interest without the Lenders having recourse obligations under the Swap, Southland agrees to grant security interests in the Collateral to the Collateral Agent for the benefit of both the Lenders and the Swap Provider as contemplated by the Security Documents. In reliance on the Security Documents and the Collateral Sharing Agreement and the grant of security interests in the Collateral for its benefit PARI PASSU with the Lenders, the Swap Provider has agreed to enter into the Swap with counterparty recourse limited to the rights to receive payments under this Agreement, the Security Documents, the Collateral Sharing Agreement and to rights of enforcement in respect of the Collateral. The Lenders acknowledge that the Swap has been entered into for their benefit and therefore agree to enter into the Collateral Sharing Agreement and consent to the grant by Southland of the security interests in the Collateral to the Collateral Agent for the benefit of the Lenders and the Swap Provider on a PARI PASSU basis.

9.     CONDITIONS PRECEDENT AND SUBSEQUENT

     9.01.     CONDITIONS PRECEDENT

          The obligations of the Lenders to advance the Loans on the Drawdown Date are subject to (i) the fulfillment, as determined solely by the Paying Agent and its counsel, of the following conditions precedent on the date hereof or, as to those conditions which are to be fulfilled on the Drawdown Date, on such date, and (ii) to the continued fulfillment of such conditions precedent on the Drawdown Date.

       (a) AUTHORIZATIONS. The Paying Agent shall have received, in form and substance satisfactory to it and to its counsel:

(i) certified copies of the Articles of Incorporation of Southland together with a good standing certificate from the Secretary of State of the State of Texas, each to be dated with a recent date prior to the Drawdown Date;

           (ii) a copy of the By-laws of Southland, certified as of the Drawdown Date by the Secretary or an Assistant Secretary of Southland;

           (iii) a copy of the resolutions of the Board of Directors of Southland authorizing the execution, delivery and performance of each of this Agreement and Security Documents, certified as of the Drawdown Date by the Secretary or an Assistant Secretary of Southland; and

           (iv) a certificate of the Secretary or an Assistant Secretary of Southland certifying as of the Drawdown Date the names and specimen signatures of each person duly authorized to execute and deliver this Agreement and each of the Security Documents on behalf of Southland and to execute any Notices, statements or certificates required hereunder or thereunder. The Lenders shall be entitled to rely on the authenticity of such authorization, and Southland shall be bound by the signature of any such person regardless of the actual powers of such person.

       (b) ASSIGNMENT AND SECURITY AGREEMENT. The Collateral Agent shall have received the Assignment and Security Agreement SUBJECT AND SUBORDINATE TO THE ASSIGNMENT OF THE COLLATERAL TO THE EXISTING YEN FACILITY LENDERS, duly executed by Southland.

       (c) ASSIGNMENT OF JAPANESE TRADEMARKS. The Assignment of Japanese Trademarks shall have been duly executed by the parties thereto SUBJECT AND SUBORDINATE TO THE ASSIGNMENT OF THE COLLATERAL TO THE EXISTING YEN FACILITY LENDERS, and evidence satisfactory to the Collateral Agent and its counsel shall have been received of the registrations and filings in Japan contemplated by the Assignment of Japanese Trademarks.

       (d) ASSIGNMENT OF JAPANESE ROYALTIES. The Collateral Agent shall have received the Assignment of Japanese Royalties SUBJECT AND SUBORDINATE TO THE ASSIGNMENT OF THE COLLATERAL TO THE EXISTING YEN FACILITY LENDERS, duly executed by Southland.

       (e) ASSIGNMENT OF NEW LOCK BOX ACCOUNT. The Collateral Agent shall have received the Assignment of New Lock Box Account, duly executed by Southland.

       (f) NOTICES OF ASSIGNMENT AND CONSENTS TO ASSIGNMENT. The Collateral Agent shall have received the Notices of Assignments and the Consents to Assignment, which shall have been duly executed by Southland, Seven-Eleven Japan and Citibank, N.A., Tokyo Branch as depositary of the

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

New Lock Box Account, and duly notarized as required by Japanese law.

       (g)     UNIFORM COMMERCIAL CODE REQUIREMENTS.   The Collateral Agent
shall have received, in form and substance satisfactory to it and to its counsel:

                 (i) acknowledgment copies of proper financing statements (Form UCC-1) as filed with the Secretary of State of the State of Texas, dated on or prior to the Drawdown
Date, naming Southland as the debtor with respect to the Collateral and the Collateral Agent for the benefit of the Creditors as the secured party, and such other similar instruments or documents as may be necessary or desirable in the opinion of the Collateral Agent under the laws of any jurisdiction in order to perfect the security interests of the Collateral Agent for the benefit of the Creditors in the Collateral;

                 (ii) certified copies of requests for information or copies (Form UCC-11), dated a date reasonably near to the Drawdown Date, or other evidence acceptable to the Collateral Agent listing all effective financing statements (including those referred to in Section
9.01(g)(i)) which name Southland as debtor and which are filed in the jurisdictions in which filings are made pursuant to Section 9.01(g)(i), together with copies of such financing statements or such other similar instruments or documents, none of which (other than those filed pursuant to Section 9.01(g)(i) and pursuant to the Existing Yen Facility) shall cover the Collateral.

       (h) SWAP AND COLLATERAL SHARING AGREEMENT. The Swap and the Collateral Sharing Agreement shall have been duly executed by the parties thereto.

       (i) GOVERNMENT AND CONTRACTUAL APPROVALS. The Paying Agent shall have received, in form and substance satisfactory to it and to its counsel:

                 (i) certified copies of each consent, approval, license or authorization of, and each filing or registration with, any relevant government agency (if any) necessary in connection with the execution, delivery and performance of each of this Agreement and the Security Documents;

                 (ii) certified copies of each consent, approval or authorization of any Person to which Southland is contractually obligated and which is, in accordance with the terms of such obligation, necessary in connection with the execution, delivery and performance of each of this Agreement and the Security
Documents, including without limitation such consents as are required under the Existing Yen Facility.

       (j) MASTER AGREEMENT. The Paying Agent shall have received from Southland certified

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

copies of each agreement constituting the Master Agreement, as amended to date, certified as of the Drawdown Date by the Secretary or an Assistant Secretary of Southland and copies of such evidence of the due authorization of each such agreement by Seven-Eleven Japan and the other parties thereto and any related legal opinions in Southland's possession which were obtained by Southland upon the original execution and delivery of each of such agreements.

       (k) LEGAL OPINIONS. The Paying Agent shall have received on or prior to the Drawdown Date:

                 (i) the legal opinion of Bryan F. Smith, Jr., Senior Vice President and General Counsel of Southland, dated as of the Drawdown Date, substantially in the form of Exhibit G annexed hereto and in form and substance satisfactory to the Paying Agent and its counsel;

                 (ii) the legal opinion of Nagashima & Ohno, special Japanese counsel to the Agents, dated as of the Drawdown Date, substantially in the form of Exhibit H annexed hereto and in form and substance satisfactory to the Agents; and

                 (iii) the legal opinion of Morgan, Lewis & Bockius, special New York counsel to the Agents and the Lenders, dated as of the Drawdown Date, substantially in the form of
Exhibit I annexed hereto and in form and substance satisfactory to the Agents.

       (l) BOOK ENTRIES. The Paying Agent shall have established the Loan Registry as required by Section 2.11 and there shall be recorded in such Loan Registry on the Drawdown Date the record ownership interests of the Lenders.

       (m) OTHER DOCUMENTS. The Lenders shall have received such other approvals, opinions and documents as the Agents may reasonably request on their behalf.

       (n) REPRESENTATIONS AND WARRANTIES. Southland's representations and warranties contained in this Agreement shall remain true and correct as of the Drawdown Date.

       (o) NO EVENT. No Termination Event and no Cash Reserve Event and no event that, with the giving of notice or the passing of time, or both, would constitute either a Termination Event or a Cash Reserve Event shall have occurred and be continuing.

     9.02.  CONDITIONS SUBSEQUENT

          Not later that 30 days following the Existing Yen Facility Repayment Date, Southland shall deliver to the Collateral Agent (i) acknowledgment copies of Form UCC-3 evidencing recordation of the release by the Existing Yen Facility Lenders of their security interests in the Master Agreement, the Japanese Trademarks and the Japanese Royalties in each jurisdiction in the United

States in which a financing statement has been filed with respect thereto by or on behalf of the Existing Yen Facility Lenders and (ii) copies of the filings and registrations contemplated by the Assignment of Japanese Trademarks to take place on the Existing Yen Facility Repayment Date.

10.     TERMINATION EVENTS

     10.01.     TERMINATION EVENTS

     If any of the following events (hereinafter referred to as a "Termination Event") shall have occurred and be continuing:

          (a) Southland shall fail to perform any obligation under the Master Agreement or there shall occur any event, circumstance or condition which would entitle (or, with the giving of notice or the passing of time, or both, would entitle) Seven-Eleven Japan to terminate the Master Agreement, to damages thereunder against Southland, to give notice of an event of FORCE MAJEURE or to reduce any Japanese Royalties otherwise payable thereunder or to withhold or withdraw any intellectual property rights licensed under the Master Agreement;

          (b) Southland shall fail to make any payment hereunder which constitutes a general obligation of Southland within 5 days of the due date therefor;

          (c) Southland shall default in the performance of any agreement or undertaking hereunder (other than as provided in Section 10.01(a) and (b) above) and such default shall continue unremedied for 30 days after Notice thereof has been given to Southland by the Collateral Agent;

          (d) any representation, warranty, certification or statement made by Southland in this Agreement or in any of the Security Documents or in any certificate or other document delivered pursuant to this Agreement or in any of the Security Documents shall prove to have been incorrect in any material respect when made;

          (e) Southland shall fail to request renewal of any consent, approval, license or authorization or any registration or filing required in connection with the Master Agreement, this Agreement or any of the Security Documents 30 days prior to the expiration thereof or any such required consent, approval, license, authorization, or registration expires or is terminated or revoked or is modified in any manner unacceptable to the Collateral Agent;

          (f) it becomes unlawful for Southland to perform any obligation under this Agreement, any of the Security Documents or the Master Agreement or for Seven-Eleven Japan to perform any obligation under the Master Agreement or the Assignment of Japanese Trademarks, or Southland shall seek to repudiate its obligations under this Agreement, any of the Security Documents, the Master Agreement or the Assignment of Japanese Trademarks;

          (g) the Japanese Trademarks or any material portion thereof shall be determined to be invalid or unenforceable or there shall be commenced against Southland or Seven-Eleven Japan any proceeding alleging that the Japanese Trademarks or any material portion thereof is invalid or unenforceable or infringes the rights of any person and such proceeding shall not have been dismissed within 60 days of the filing thereof;

          (h) Southland or any of its subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (i) an involuntary case or other proceeding shall be commenced against Southland or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief shall be entered against Southland or any such subsidiary under the federal bankruptcy laws in the United States as now or hereafter in effect; or

          (j) a termination event occurs under the Existing Yen Facility Credit Agreement as that term is defined therein for which (i) the rights relating to the enforcement of collateral have been exercised pursuant to
Section 9.02 thereof or (ii) a curative prepayment has not been made by Southland pursuant to Section 9.03 thereof;

          then, and in any such event,

                 (i)     if such event is a Termination Event specified in
Section 10.01(h) or (i) above, the Commitments shall automatically terminate, without any notice to Southland or any other action by the Agents;

                 (ii) if such an event is any other Termination Event, the Paying Agent may by notice to Southland declare the Commitments terminated, in which event the Commitments shall thereupon terminate; or

(iii) the Collateral Agent may, and at the direction of the Majority Lenders shall, by Notice to Southland declare the outstanding balance of the Loans and all accrued and unpaid interest thereon to be immediately due and payable and, at any time thereafter, without further demand or Notice other than as required in the Security Documents and subject to the rights of the Existing Yen Facility
Lenders, enforce the security interests in the

        Collateral or exercise any remedies provided in
the Security Documents (subject to the right of
first refusal of Seven-Eleven Japan).   Except for
any amount due as a general obligation of Southland as provided herein, the Lenders shall have no right to pursue any deficiency judgment against Southland after the enforcement of rights in the Collateral, and any remaining Loans shall be canceled after the exhaustion of the remedies in respect of the Collateral.

     10.02.  CASH RESERVE EVENTS

          If any of the following events (hereinafter referred to as a "Cash Reserve Event") shall have occurred and be continuing, then distributions of any portion of Japanese Royalties to Southland shall be suspended in the manner and for the duration described below:

          (a) Seven-Eleven Japan shall fail to make any payment due under the Master Agreement or Seven-Eleven Japan shall fail to perform any obligation under the Master Agreement or there shall occur any event, circumstance or condition which would entitle (or, with the giving of notice or the passing of time, or both, would entitle) Southland to terminate the Master Agreement or to withhold or withdraw any intellectual property rights licensed under the Master Agreement;

          (b) Seven-Eleven Japan shall fail to request renewal of any consent, approval, license or authorization or any registration or filing required in connection with the Master Agreement or the payment of Japanese Royalties thereunder or any such required consent, approval, license, authorization, or registration expires or is terminated or revoked and such modification materially and adversely affects the rights of the Creditors;

          (c) Southland or Seven-Eleven Japan shall fail, with respect to any indebtedness in an aggregate amount in excess of $15,000,000 or its equivalent in any other currency (other than indebtedness under this Agreement), (i) to pay when due any portion of such indebtedness or any interest or premium thereon or (ii) to perform any agreement or instrument evidencing or securing or relating to any such indebtedness when required to be performed, if the effect of such failure is to accelerate or to permit the acceleration of the maturity of such indebtedness;

          (d) any final judgment or decree for money damages or for a fine or penalty in excess of $5,000,000 or its equivalent in any other currency is entered against Southland and is not paid, discharged or fully bonded within 60 days;

          (e)  a Termination Event shall occur and be continuing;

          (f) any of the events, actions and proceedings regarding bankruptcy, insolvency or liquidation referred to in Sections 10.01(h) and
(i) shall occur or otherwise become applicable to, Seven-Eleven Japan; or

          (g) on any Repayment Date, Japanese Royalties paid into the New Lock Box Account since

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

the prior Repayment Date, or in the case of the first Repayment Date following the Expected Existing Yen Facility Repayment Date, since the Existing Yen Facility Repayment Date, shall be in an amount which is less than 105% of the New Yen Facility Payment Amount for such Repayment Date;

          then, and so long as such Cash Reserve Event shall continue and shall not have been waived by the Collateral Agent with the consent of the Majority Lenders and the Swap Provider, or cured, as determined by the Collateral Agent with the consent of the Majority Lenders and the Swap Provider ("waived or cured"),

               (i)       if such event is a Cash Reserve Event specified in
Section 10.02(g), then the distribution of excess
Yen amounts received in the New Lock Box Account to Southland shall be suspended and no distributions of excess amounts shall be made to Southland until on any succeeding Repayment Date either (x) the Yen amount received is greater than 110% of the applicable New Yen Facility Payment
Amount for such Repayment Date, whereupon any such excess amount held in the New Lock Box Account shall be released to Southland, or (y) the amounts contained in the New Lock Box Account before distribution to the Lenders exceed 110% of the New
Yen Facility Payment Amount for the subsequent
Repayment Date, whereupon any amounts held in the New Lock Box Account before distribution to the Lenders in excess of 110% of the New Yen Facility
Payment Amount for such subsequent Repayment Date shall be released to Southland; provided that if the Yen amount received on any such succeeding
Repayment Date is less than the New Yen Facility
Payment Amount (plus any New Yen Facility
Cumulative Deficiency) payable on such Repayment
Date any amount held in the New Lock Box Account required to cover such deficiency shall be used to cover such deficiency with the balance remaining in the New Lock Box Account for application as set forth above on the subsequent Repayment Date;

                (ii)    if such Cash Reserve Event is an event specified in
Section 10.02(a), (b), (c), (d) or (e), then the distribution of Yen amounts received in the New
Lock Box Account to Southland shall be suspended, no distributions of excess amounts of Japanese
Royalties shall be made to Southland and such excess amounts retained in the New Lock Box
Account shall be invested in Permitted Investments and if on any Repayment Date thereafter the Yen amount received is less than the New Yen Facility
Payment Amount (plus any New Yen Facility
Cumulative Deficiency) due on such Repayment Date, then any amount held in cash reserve shall be used to cover such deficiency; provided that if any such Cash Reserve Event is waived or cured, or upon the payment of all amounts due hereunder, any amounts held in cash reserve shall be released to Southland.

               (iii) if such Cash Reserve Event is a Cash Reserve Event specified in Section

                         10.02(f), then the distribution of Yen amounts
shall be suspended and all amounts received in the New Lock Box Account shall be applied on each Repayment Date to the obligations respectively due to the Lenders and the Swap Provider in accordance with clauses (i) through (v) of Section 2.07(a) and to prepay the amount of the Loans or to pay
Swap Breakage Cost due or to become due under the Swap, as the Paying Agent shall determine (pro rata in accordance with Section 3.02 of the Collateral Sharing Agreement), until the payment in full of all New Yen Facility Payment Amounts and indemnities due to the Lenders and all amounts of fixed rate payments and Swap Breakage Costs due to the Swap Provider; if any such Cash Reserve
Event shall be waived or cured or if, with the consent of the Collateral Agent at the direction of the Majority Lenders and the Swap Provider, any successor, transferee or new party shall assume the obligations of Seven-Eleven Japan under the Master Agreement or any amendment, successor agreement or new agreement licensing the Japanese
Trademarks, then any amounts held in cash reserve shall be released to Southland.

     11.     THE AGENTS

          11.01.     PAYING AGENT.

          Each Lender hereby appoints the Paying Agent to act as its agent for the purposes set forth in this Agreement and the Swap and irrevocably authorizes the Paying Agent to exercise such powers as are specifically delegated to it hereunder or are reasonably incidental thereto and to take, or refrain from taking, such actions as agent on its behalf as are delegated to the Paying Agent by the terms hereof. The Paying Agent shall administer all payments and shall keep the loan amount and record of all inflows and outflows of Japanese Royalties and all payments to the Swap Provider and the Lenders in respect of the Swap and the Loans at their respective accounts as shown on the Loan Registry maintained by the Paying Agent. The Paying Agent shall maintain the Loan Registry as the book-entry system to record the ownership of the Loans, and the Paying Agent shall record all assignments and transfers of ownership of the Loans pursuant to an assignment as permitted hereunder. The Paying Agent shall provide Southland with a complete list of record ownership from the Loan Registry. The Paying Agent shall give Notices to the Lenders and the Swap Provider from time to time as required herein and in the Collateral Sharing Agreement, and the Paying Agent shall process requests for any amendment or waiver of this Agreement or of any other agreement relating to this transaction for which approval of the Creditors (or a portion thereof) is required. In performing its functions and duties under this Agreement, the Paying Agent shall act solely as agent for the Lenders and shall not assume nor be deemed to have assumed any obligation or relationship of agency or trust with Southland or any other party to an agreement relating to this transaction. For the benefit of the Paying Agent, each Lender hereby makes each of the representations and warranties contained in subsections (i),
(ii) and (iii) of paragraph 7 contained in the Confirmation (as defined therein) governing the Swap.

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

          11.02.     COLLATERAL AGENT.

          Each Lender hereby appoints the Collateral Agent to act as its agent for the purposes set forth in this Agreement, the Swap, the Collateral Sharing Agreement and the other Security Documents and irrevocably authorizes the Collateral Agent to exercise such powers as are specifically delegated hereunder or thereunder or are reasonably incidental thereto and to take, or refrain from taking, such actions as agent on its behalf as are delegated to the Collateral Agent by the terms hereof and thereof. The Collateral Agent shall hold the Collateral and shall preserve and protect the interests of the Creditors in the Collateral and maintain records of the Collateral. Subject to the terms and conditions of the Collateral Sharing Agreement, the Collateral Agent will take such action to enforce the rights of the Creditors in the Collateral as shall be directed by the Lenders (or, as applicable, the Creditors) or as may be determined by the Collateral Agent to be appropriate and necessary, subject to the other provisions of this Section 11 relating to indemnification and protection of the Collateral Agent for its action or its failure to act.
In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as agent for the Creditors and shall not assume nor be deemed to have assumed any obligation or relationship of agency or trust with Southland or any other party to an agreement relating to this transaction other than as expressly set forth herein or in any other agreement relating hereto, including the obligation assumed by the Collateral Agent in acting as a depositary of funds of Southland.

          11.03.     DIRECTION BY THE LENDERS.

          The Agents will, to the extent practicable under the circumstances, advise and consult with each Lender prior to taking action on behalf of the Lenders under this Agreement. The Agents shall not take any action contrary to the written direction of the Majority Lenders and shall take any lawful action in accordance with the provisions of this Agreement prescribed in a written direction of the Majority Lenders. The Agents may decline to take any action except upon the written direction of the Majority Lenders, and the Agents may obtain a ratification by the Majority Lenders of any action taken by either of them under this Agreement. In each case, the Agents shall have no liability for any failure to act unless such Agent has been instructed to act by the Majority Lenders. The action of the Majority Lenders shall in each case bind all of the Lenders. Notwithstanding anything herein to the contrary, neither Agent need take any action on behalf of the Lenders unless and until it is indemnified to its satisfaction for any and all consequences of such action.

          11.04.     REIMBURSEMENT FOR EXPENSES.

          Each Lender agrees, PRO RATA to its share of the Loans, to reimburse the Agents for expenses incurred by the Agents in the arrangement, administration or enforcement of this Agreement and the Security Documents to the extent such expenses are not paid or reimbursed by Southland. Each Agent shall promptly reimburse the Lenders PRO RATA to the extent such expenses are subsequently paid or reimbursed by Southland.

          11.05.     LIABILITY AND CREDIT APPRAISAL.

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

          Each Lender hereby represents and warrants to the Agents and the Arrangers that it has made its own independent credit investigation and appraisal of Southland and of this limited recourse transaction, and that it has entered into this Agreement on the basis of such independent appraisal and review of such documents and financial statements as it has deemed appropriate. None of the Agents or the Arrangers, nor any of their respective officers, directors, employees or agents, shall be liable to the Lenders for any action taken or omitted by any of such exculpated parties under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or wilful misconduct. None of the Agents or the Arrangers shall be liable for the execution, effectiveness, genuineness, validity or enforceability of this Agreement or any of the Security Documents, or any other documents or certificates furnished in connection with this transaction.

          11.06.     RELIANCE BY AGENTS.

          The Agents shall be entitled to rely on any communication or document believed by either of them to be genuine and correct and to have been signed or sent by the proper person or persons, and the Agents may act upon the advice of counsel and other experts selected by either Agent concerning all matters (including its duties and responsibilities) pertaining to this Agreement and the transactions contemplated herein, and the Agents shall not be liable to any of the Lenders or to the Swap Provider for the consequences of such reliance.

          11.07.     INDEMNIFICATION BY LENDERS.

          Each Lender severally agrees, PRO RATA to its share of the Obligations (as defined in the Collateral Sharing Agreement) then due and owing, to indemnify and hold the Agents and their respective officers, directors, employees and agents harmless from and against any and all liabilities, damages, judgments, proceedings, expenses and other costs of any kind imposed on, incurred by or asserted against any such indemnified person in respect of its acts or the performance of the Agents' duties under this Agreement, except as may arise from any such indemnified person's gross negligence or wilful misconduct. Each Agent shall promptly reimburse the Lenders PRO RATA to the extent any such damages, expenses and other costs are subsequently recovered.

          11.08.     ADVANCE OF LOANS.

          Each Lender acknowledges that on the Drawdown Date, the Paying Agent may, unless notified by any Lender that its Loan will not be advanced, make available to Southland the full amount of the drawdown without prior confirmation of actual receipt of funds from each Lender. In the event any Lender shall not make available its Commitment, such Lender agrees to pay to the Paying Agent the amount of the costs reasonably incurred in obtaining and maintaining funds to cover the deficiency and such Lender agrees that during the period when the cost of such funding is borne by another party, that party shall be entitled to the interest on the Loans unless and until the funding and costs of funding are paid to the satisfaction of the Paying Agent by the Lender which has breached its Commitment.

          11.09.     RIGHTS OF AGENTS.

          Either Agent, the Arranger and any affiliate thereof may be or become a Lender with the same rights and powers with respect to the Loans as any other Lender and may exercise the same rights as though it were not an Agent, Arranger hereunder or an affiliate thereof. Each Agent, or Arranger and each affiliate thereof may, without liability to disclose or account to the Lenders, engage in any kind of banking, trust or other business with Southland or with any other party or affiliate of any other party to the transactions contemplated herein.

          11.10     PAYMENTS AND COMMUNICATIONS TO LENDERS.

          (a) The Paying Agent shall, on the same day when received (if funds are timely received to make this practicable, or otherwise as promptly as possible), distribute to each Lender in the same currency and funds such Lender's share of all amounts of interest, principal and other amounts received by the Paying Agent for distribution to the Lenders.

          (b) Transfers of funds by the Paying Agent to the Lenders shall be to the accounts Notified to the Paying Agent and recorded on the Loan Registry. Account information may be changed by Notice to the Paying Agent, but neither Agent shall have any liability to any person if the Paying Agent makes payments to each Lender at the accounts for such Lender recorded in the Loan Registry.

          (c) Each Agent shall provide each Creditor with copies of Notices and other documents or reports which it receives from Southland which relate to the transactions contemplated herein, and each Agent shall provide any Lender or the Swap Provider with a response to any request for a document or information promptly after such request is transmitted to such Agent by any Lender. In the event that either Agent receives notice or obtains actual knowledge of a Termination Event or a Cash Reserve Event or an event which, with the giving of notice or the passing of time, or both, may constitute a Termination Event, such Agent shall give immediate Notice thereof to the Lenders and to the Swap Provider.

          (d) The Paying Agent shall distribute to each Lender and to Southland on a reasonable periodic basis information relevant to it from the loan account maintained on the books of the Paying Agent to record the amounts paid and payable to the Lenders in respect of their Loan, and the Paying Agent shall consult with any Lender with a view toward reconciling to the satisfaction of such Lender any error that such Lender may bring to the attention of the Agent.

          11.11     AGENCY FEES AND REIMBURSEMENT.

          Each Agent shall be entitled to receive an agency fee or commission as provided in the separate fee arrangements referred to in
Section 5.02 without any liability to disclose or account therefor to any of the other Lenders. The Agents shall be entitled to receive reimbursement for their expenses as provided in Section 5.03, without any liability to disclose or account therefor to any of the other Lenders. The

Lenders acknowledge that they are not entitled to reimbursement of their expenses in relation to the arrangement of this transaction but only to expenses specifically provided to be reimbursed in Section 5.03.

          11.12.     SUCCESSOR AGENTS.

          Subject to the appointment and acceptance of a successor agent as provided below, either Agent may resign at any time by giving Notice to the Lenders and Southland. Either Agent may be removed at any time with or without cause by the Majority Lenders after Notice to such Agent and the Swap Provider. Prior to any such resignation or removal, the Majority Lenders, with the consent of Southland, may designate a successor agent to either the Paying Agent or the Collateral Agent. Each successor agent shall be a commercial bank (or a subsidiary thereof) with a banking office in Tokyo (in the case of the Collateral Agent) and in Tokyo and New York (in the case of the Paying Agent). Upon the acceptance of any appointment as Agent hereunder, a successor agent shall thereupon succeed to and become vested with all the rights, powers and duties of the retiring Agent (including entitlement to fees), and the retiring Agent shall be discharged from its duties and obligations. After the retiring Agent's resignation or removal, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken while it was acting as Agent hereunder. If no successor agent shall have been appointed by the Majority Lenders with the consent of Southland within 30 days after the retiring Agent's Notice of resignation, then the retiring Agent may appoint a successor agent to serve until a successor shall be appointed by the Majority Lenders with the consent of Southland.

          11.13.     SHARING.

          In the event that any Lender shall at any time directly receive from the Southland, the Swap Provider, or Seven-Eleven Japan any payment in violation of provisions requiring payments to be made to the New Lock Box Account, the Agent Account or directly to the Paying Agent for distribution by the Paying Agent, then such Lender shall be deemed to have received such payment as agent for and on behalf of the Creditors and shall immediately advise the Paying Agent and promptly transmit the full amount thereof to the Paying Agent for prompt application among the Creditors as required by this Agreement and the Security Documents. This provision shall not apply to any amounts paid to or received or applied by a Lender in the exercise of legal rights provided or permitted to be exercised by a Lender hereunder during the continuance of any Termination Event.

12.     LOAN ADMINISTRATION

     12.01.     TERM

          The term of this Agreement shall commence on the date first set forth above and shall end on the date of termination of the Commitments hereunder or, if later, upon the repayment of the Loans and the payment in full of accrued interest thereon and all other sums payable hereunder. The indemnities of Southland shall survive the repayment of the Loans and the payment of interest accrued thereon; PROVIDED, HOWEVER, that any such indemnity which is a limited recourse obligation of Southland shall be payable only from the Japanese Royalties from the date such indemnity obligation arises until paid in full and from the other Collateral.

     12.02.     ENTIRE AGREEMENT

          This Agreement and the documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. This Agreement may be amended only by an instrument in writing signed by the Collateral Agent and by Lenders constituting Majority Lenders; provided that the consent of all Lenders shall be required for any amendment or waiver which purports to (i) change the amount of any payment due hereunder, (ii) postpone any date for payment of any amount due hereunder, (iii) release or substitute any of the Collateral provided herein or under the Security Documents or (iv) change the definition of the term "Majority Lenders".

     12.03.     WAIVER; CUMULATIVE RIGHTS

          The failure or delay of either Agent, the Lenders or any other person to require performance by Southland or Seven-Eleven Japan of any provision hereunder or of any of the Security Documents or the Master Agreement shall not affect its right to require performance of such provision unless and until such performance has been waived in writing by such Agent, the Lenders or such person, as the case may be, in accordance with the terms hereof. Each and every right granted to the Agents or the Lenders or such person hereunder or under any other document or instrument delivered hereunder or in connection herewith, or allowed to it at law or in equity, shall be cumulative and may be exercised in part or in whole from time to time.

     12.04.     ASSIGNMENT OF LOAN INTERESTS.

          (a) This Agreement shall be binding upon and shall be enforceable by Southland, the Agents and each Lender and their respective successors and permitted assigns, except that Southland shall have no right to assign or otherwise transfer its rights or obligations hereunder other than as expressly set forth in Section 7.04(b). Each Lender acknowledges and agrees that (i) it will not assign or transfer any record or beneficial interest in its Loan except as restricted and conditioned in this Section and (ii) the Loan of each Lender will be evidenced only by the book-entry on the Loan Registry maintained by the Paying Agent so that no record ownership can be transferred by any instrument of assignment or by delivery of a Certificate of Loan Interest until and unless such transfer is recorded on the Loan Registry. In this Section the successor to, or purchaser of, an interest in the Loans shall be referred to as a "Loan Assignee."

          (b) Any assignment by a Lender of its Loan shall be an assignment of all of its outstanding Loan or a portion which shall be on the date of assignment not less than 500,000,000 yen and in increments of 100,000,000 yen. Each assignment of a Loan shall be effected by delivery to the Paying Agent of a Loan Assignment and Acceptance substantially in the form of Exhibit F hereto together with a processing fee of 50,000 yen and is subject to the prior consent of Southland and fulfillment of the further conditions and restrictions of this Section.

          (c) The assigning Lender shall execute the Loan Assignment and Acceptance as Assignor and the new Lender shall execute the Loan Assignment and Acceptance as accepting Loan Assignee.

          (d) Prior to the proposed effective date for a Loan Assignment and Acceptance, a copy thereof shall be transmitted to Southland, together with the applicable forms referenced in Section 12.04(e), and the Paying Agent shall not process the proposed assignment or sale unless and until Southland shall consent thereto.

          (e) Each Loan Assignee that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia a ("Non-U.S. Loan Assignee") shall provide the appropriate forms described in Section 4.01(d) and shall thereafter provide such additional forms as may be required by Section 4.01(d). In addition, Southland shall not be required to pay any additional amounts under Section
4.01 or make indemnification payments under Section 4.01 to any such Non-U.S. Loan Assignee in respect of any Tax that would not have been imposed but for a failure by such Loan Assignee to deliver the forms required by
Section 4.01; PROVIDED, HOWEVER, that a Non- U.S. Loan Assignee shall not be excluded from the benefit of Section 4.01 if a change of law precludes confirming in a substitute or successor form the matters required in the original form delivered hereunder.

          (f) Upon any assignment or sale of an interest in the Loans becoming effective, the Paying Agent shall record the ownership interest of such Loan Assignee on the Loan Registry. Thereafter the Agent shall issue a new Certificate of Loan Interest to such Loan Assignee.

          (g) Each Lender may grant participations in or a portion of its rights and obligations under this Agreement to such persons (referred to in this Section as a "Participant") and on such terms as it shall agree with the Participant. Each Lender agrees and undertakes with respect to the grant of any participations, as follows: (i) the obligations of such Lender under this Agreement shall not be reduced or modified by any such participation; (ii) such Lender shall remain the owner of such Loan for all purposes of this Agreement; (iii) the Participant shall have no rights in respect of this Agreement as a third-party beneficiary or otherwise; (iv) the Participant will have no right to claim for increased costs, withholding taxes or other yield protection payments as such payments may be claimed only by Lenders pursuant to Section 4; (v) Southland and the Agents shall continue to deal solely and exclusively with such Lender in connection with such Lender's Loan and rights under this Agreement; and
(vi) such Lender shall not agree with any Participant that the consent, waiver or approval by such Lender under this Agreement will in any circumstances be conditioned upon the consent, waiver or approval of the Participant.

          (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation in its Loan, disclose to the intended Loan Assignee or Participant any information relating to this transaction which is in the possession of the Lender provided that such intended Loan Assignee or Participant has agreed in writing to preserve the confidentiality of any Confidential Information received by it.

          (i) Notwithstanding the restrictions on transfers of Loan interests hereunder, any Lender may at any time create a security interest or transfer an interest in all or any portion of its rights under this Agreement to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     12.05.     GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.

     12.06.     SUBMISSION OF JURISDICTION.

          (a) SOUTHLAND HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT OR ANY OF ITS PROPERTIES OR ASSETS WITH RESPECT TO ANY OF THE OBLIGATIONS ARISING HEREUNDER OR RELATING TO ANY OF THE SECURITY DOCUMENTS MAY BE BROUGHT IN THE TOKYO DISTRICT COURT, ANY COURT OF THE STATE OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND STATE OF NEW YORK, UNITED STATES OF AMERICA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT SOUTHLAND HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING, FOR ITSELF AND IN RESPECT OF ITS PROPERTIES AND ASSETS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. SOUTHLAND HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS (i) KOHNO & CO., PRESENTLY LOCATED AT SUITE 306, NAGATA-CHO HOSO BUILDING, 2-21, AKASAKA 2-CHOME, MINATO-KU, TOKYO 107, JAPAN, ATTENTION: AKIRA KOHNO, AS ITS AGENT TO RECEIVE FOR AND ON ITS BEHALF SERVICE OF PROCESS IN JAPAN IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY OF THE SOUTHLAND AGREEMENTS AND (ii) CT CORPORATION SYSTEM PRESENTLY LOCATED AT 1833 BROADWAY, NEW YORK, NEW YORK AS ITS AGENT TO RECEIVE FOR AND ON ITS BEHALF SERVICE OF PROCESS IN THE STATE OF NEW YORK IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY OF THE SOUTHLAND AGREEMENTS. A COPY OF ANY SUCH PROCESS SERVED ON SUCH AGENT SHALL BE PROMPTLY FORWARDED BY AIRMAIL BY THE PERSON COMMENCING SUCH PROCEEDING TO SOUTHLAND AT ITS ADDRESS SET FORTH IN SECTION 12.09, BUT THE FAILURE OF SOUTHLAND TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. SOUTHLAND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO SOUTHLAND AT ITS

ADDRESS SET FORTH IN SECTION 12.09. THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHTS OF THE AGENTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY JURISDICTION.

          (b) EACH OF SOUTHLAND, THE AGENTS AND EACH LENDER HEREBY WAIVES ANY RIGHT IT MAY HAVE UNDER THE LAWS OF ANY JURISDICTION TO COMMENCE BY PUBLICATION ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS AND ANY RIGHT IT MAY HAVE TO A JURY TRIAL UNDER THE LAWS OF ANY JURISDICTION WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING REGARDING ANY OF THE SECURITY DOCUMENTS.

          (c) SOUTHLAND HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS IN THE STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT THE STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, ACTION OR PROCEEDING.

     12.07.     CONFIDENTIALITY

          The Lenders shall hold all non-public information obtained from Southland pursuant to the requirements of this Agreement and which has been identified as such by Southland in accordance with the customary procedures of commercial banks for handling confidential information of this nature and in accordance with safe and sound banking practices; PROVIDED, HOWEVER, that each Lender may disclose any such information to any potential assignee or other transferee of any of its interest in the Loan pursuant to
Section 12.04, as required or requested by any governmental authority or pursuant to legal process. Each Lender shall obtain from any potential assignee or transferee a confidentiality undertaking in favor of Southland on terms substantially identical to this Section 12.07. Each Lender and each such assignee or transferee shall use such non-public information only for the purpose of evaluating their participation in the transactions contemplated by this Agreement and the performance of Southland and Seven-Eleven Japan with respect thereto, and for no other purpose whatsoever. Unless specifically prohibited by applicable law or court order, the Lenders and each such assignee or transferee shall notify Southland of any request by any governmental authority (other than any such request in connection with an examination of the financial condition of the Agent, such Lender or such assignee or transferee by a governmental authority) for disclosure of such confidential information prior to the disclosure thereof.

     12.08.     NOTICES

          Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid registered mail (airmail if international),

(iii) transmitted by internationally recognized courier service, or (iv) transmitted by facsimile to the parties as follows, as elected by the party giving such notice.



     To Southland:                The Southland Corporation
                                  2711 North Haskell Avenue - Box 711
                                  Dallas, Texas 75221
                                  U.S.A.

                                  Phone:      (214) 828-7327
                                  Facsimile:  (214) 828-7119

                                  Attention:  Vice President and Treasurer

                                  WITH A COPY TO:

                                  Southland Legal Department
                                  2711 North Haskell Avenue - Box 711
                                  Dallas, Texas 75221
                                  U.S.A.

     To the Paying Agent
     or the Collateral Agent:     Citibank, N.A., Tokyo Branch

                                  Citicorp Center
                                  2-3-14, 18th Floor
                                  Higashi-Shinagawa
                                  Shinagawa-Ku
                                  Tokyo, 140 Japan

                                  Phone: 81-3-5462-5271
                                  Facsimile: 81-3-5462-6336

                                  Attention: Mr. Norio Nakayasu

                                  WITH A COPY TO:

                                  Morgan, Lewis & Bockius
                                  101 Park Avenue
                                  New York, New York  10178

                                  Attention:  Jonathan D. DuBois

          Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally or if transmitted by facsimile without confirmation of receipt, (ii) the date five days after posting if transmitted by mail, (iii) the date three days after delivery to the courier if sent by internationally recognized courier service, or (iv) the date of transmission with confirmation of receipt if transmitted by facsimile, whichever shall first occur. Each party may change its address for purposes hereof by notice to the other. All notices hereunder and all documents or instruments delivered in connection with this transaction shall be in the English language.

     12.09.     USURY

          All agreements between Southland and the Agents, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agents for the benefit of the Lenders for the use, forbearance or detention of the money to be loaned under this Agreement or otherwise or for the performance of any covenant or obligation contained herein or in any of the other Security Documents exceed the maximum amount permissible under applicable law. If as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of the Security Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any such circumstance, the Lenders shall receive interest or anything which might be deemed interest under applicable law which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to reduction of the Loans and not to the payment of interest, or if such excessive interest exceeds the Loans then outstanding, such amount shall be applied to any other amounts then owing to the Lenders hereunder or under any of the agreements under which Southland has obligations to the Lenders and thereafter to Southland. All sums paid or agreed to be paid to the Agents for the use, forbearance or detention of the money to be loaned under this Agreement or otherwise or for the performance of any covenant or obligation contained herein or in any of the other Security Documents shall, to the extent permitted by applicable law, be amortized, allocated and spread throughout the full term of such indebtedness until payment in full of the Loans so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law. The terms and provisions of this Section 12.09(b) shall control and supersede every other provision of this Agreement and the other Security Documents.

     12.10.     COUNTERPARTS

          This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.


BORROWER:                    THE SOUTHLAND CORPORATION


                              By:    /s/ DAVID A. URBEL
                                     -----------------------------
                              Name:  David A. Urbel
                              Title: Vice President and Treasurer



PAYING AGENT:                 CITIBANK, N.A., TOKYO BRANCH


                              By:    /s/ ROBERT MANNING
                                     -------------------------
                              Name:  Robert Manning
                              Title: Managing Director



COLLATERAL AGENT:             CITIBANK, N.A., TOKYO BRANCH


                              By:    /s/ ROBERT MANNING
                                     ---------------------------
                              Name:  Robert Manning
                              Title: Managing Director



LENDER:                       CITIBANK, N.A., TOKYO BRANCH


                              By:    /s/ ROBERT MANNING
                                     ---------------------------
                              Name:  Robert Manning
                              Title: Managing Director

CO-AGENT AND               THE SAKURA BANK, LIMITED, NEW YORK
LENDER:                    BRANCH


                           By:    /s/ KEIJI KANAI
                                  --------------------------------
                           Name:  Keiji Kanai
                           Title: Vice President and Senior Manager


CO-AGENT AND               THE ASAHI BANK, LTD., NEW YORK BRANCH
LENDER:

                            By:    /s/ DOUGLAS E. PRICE
                                   ----------------------------
                            Name:  Douglas E. Price
                            Title: Senior Vice President


CO-AGENT AND               CIBC, INC.
LENDER:

                           By:    /s/ ELIZABETH FISCHER
                                  ------------------------------
                           Name:  Elizabeth Fischer
                           Title: Executive Director


LEAD MANAGER               THE FUJI BANK, LIMITED, HOUSTON AGENCY
AND LENDER:

                           By:    /s/ PHILIP C. LAUINGER, III
                                  ---------------------------------
                           Name:  Philip C. Lauinger, III
                           Title: Vice President and Joint Manager

ARRANGER:                  CITICORP SECURITIES, INC.


                           By: /s/ FRANK J. CAVALLO
                           Name: Frank J. Cavallo
                           Title: Vice President

                              SCHEDULE 1


LENDERS                                             COMMITMENTS
----------------------------------------------------------------------
THE ASAHI BANK, LTD., NEW YORK BRANCH               2,700,000,000 yen

CANADIAN IMPERIAL BANK OF COMMERCE,
TOKYO BRANCH                                        2,700,000,000 yen

CITIBANK, N.A., TOKYO BRANCH                        2,700,000,000 yen

THE FUJI BANK, LIMITED, HOUSTON AGENCY              1,700,000,000 yen

THE SAKURA BANK LIMITED, NEW YORK BRANCH            2,700,000,000 yen

                                         SCHEDULE II

                               THE SOUTHLAND CORPORATION
                   LIMITED RECOURSE YEN LOAN AGREEMENT AMORTIZATION SCHEDULE

                                                 Southland Payments
--------------------------------------------------------------------------------------------------------------------------
Repayment New Yen Facility                                           New Yen Facility  Seven Eleven Japan  Excess Returned
  Dates        Balance     Fixed Rate   Principal       Interest*      Payment Amount   Royalty Projections  to Southland
--------------------------------------------------------------------------------------------------------------------------
                                                      <c >
 4/30/98  12,500,000,000  2.325%           -                -                -
10/13/98  12,500,000,000  2.325%           -                -                -
 4/12/99  12,500,000,000  2.325%           -                -                -
10/12/99  12,500,000,000  2.325%           -                -                -
 4/10/00  12,500,000,000  2.325%           -                -                -
10/11/00  12,500,000,000  2.325%           -                -                -
 4/10/01  12,500,000,000  2.325%           -                -                -
10/11/01  12,250,000,000  2.325%       250,000,000    1,038,423,213    1,288,423,213    1,743,356,730     454,933,517
 4/10/02   9,413,901,000  2.325%     2,836,099,000      141,235,788    2,977,334,788    3,382,924,887     405,590,100
 10/11/02   7,150,305,000  2.325%     2,263,596,000      110,336,078    2,373,932,078    2,695,290,615     321,358,537
 4/10/03   6,356,776,000  2.325%       793,529,000       82,439,099      875,968,099      995,178,818     119,210,719
10/14/03   5,500,754,000  2.325%       856,022,000       75,719,652      931,741,652    1,055,824,436     124,082,785
 4/12/04   4,663,534,000  2.325%       837,220,000       63,420,680      900,640,680    1,023,271,088     122,630,408
10/12/04   3,773,461,000  2.325%       890,073,000       54,362,113      944,435,113    1,072,390,553     127,955,440
 4/11/05   2,888,877,000  2.325%       884,584,000       43,505,938      928,089,938    1,054,521,545     126,431,608
10/11/05   1,934,567,000  2.325%       954,310,000       33,675,204      987,985,204    1,122,194,869     134,209,665
 4/10/06     994,864,000  2.325%       939,703,000       22,304,497      962,007,497    1,093,126,365     131,118,867
10/11/06                  2.325%       994,864,000       11,660,351    1,006,524,351    1,151,806,808     145,282,457
---------------------------------------------------------------------------------------------------------------------
Total:                               12,500,000,000    1,677,082,612   14,177,082,612   16,389,886,713   2,212,804,101
---------------------------------------------------------------------------------------------------------------------
NOTE: * The interest due on 10/11/01 is the Swap Cumulative Advance Amount

            Lender Payments
----------------------------------------------------
Repayment New Yen Facility                Floating
  Dates        Balance        Principal     Rate
----------------------------------------------------
 4/30/98  12,500,000,000        -          L+60
10/13/98  12,500,000,000        -          L+60
 4/12/99  12,500,000,000        -          L+60
10/12/99  12,500,000,000        -          L+60
 4/10/00  12,500,000,000        -          L+60
10/11/00  12,500,000,000        -          L+60
 4/10/01  12,500,000,000        -          L+60
10/11/01  12,250,000,000    250,000,000    L+50
 4/10/02   9,413,901,000  2,836,099,000    L+50
 10/11/02   7,150,305,000  2,263,596,000    L+50
 4/10/03   6,356,776,000    793,529,000    L+50
10/14/03   5,500,754,000    856,022,000    L+50
 4/12/04   4,663,534,000    837,220,000    L+50
10/12/04   3,773,461,000    890,073,000    L+50
 4/11/05   2,888,877,000    884,584,000    L+50
10/11/05   1,934,567,000    954,310,000    L+50
 4/10/06     994,864,000    939,703,000    L+50
10/11/06         -          994,864,000    L+50
---------------------------------------------------
Total:                    12,500,000,000
---------------------------------------------------

                                                   Schedule III to Secured
                                                      Yen Loan Agreement


NON-NEGOTIABLE CERTIFICATE

This Certificate does not represent an
obligation of the borrower to pay under the referenced loan agreement. Transfer of ownership of an interest in the referenced loans may be made only in accordance with the provisions of the referenced loan agreement.


                            THE SOUTHLAND CORPORATION

                                   CERTIFICATE
                                       of
                                  LOAN INTEREST


1,700,000,000 yen                                  Date: April 30, 1998


                           SECURED YEN LOAN AGREEMENT


          THIS CERTIFICATE OF LOAN INTEREST serves as evidence that as of the date hereof the Lender named below is the record owner of a Loan in the amount set forth below pursuant to that certain SECURED YEN LOAN AGREEMENT dated as of April 21, 1997 (as it may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among THE SOUTHLAND CORPORATION as borrower, CITIBANK, N.A., TOKYO BRANCH as Collateral Agent and as Paying Agent and THE FINANCIAL INSTITUTIONS NAMED ON SCHEDULE I THERETO AS LENDERS. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement.

          This Certificate of Loan Interest is one of the Certificates of Loan Interest referred to in the Loan Agreement. The transfer of record ownership of all or any portion of the Loan evidenced hereby is restricted by the terms of the Loan Agreement and may only be made pursuant to the transfer provisions or the procedures for auction set forth in the Loan Agreement and by recordation in the book-entry Loan Registry maintained by Citibank, N.A., Tokyo Branch, as Paying Agent.

          The Loan evidenced by this Certificate of Loan Interest is a Loan with interest payable at the rate referenced in the Loan Agreement which will be repaid in scheduled principal installments as provided in the Loan Agreement. Recourse for the Loans is limited to recourse against the Collateral and the Loans are not general obligations of Southland. Neither Southland nor the Paying Agent (nor the holder hereof) has any obligation to cause a notation or substitution of this Certificate of Loan Interest to indicate any repayment, prepayment or reduction in the amount owed as principal of the Loan. THIS CERTIFICATE OF LOAN INTEREST REPRESENTS EVIDENCE OF RECORD OWNERSHIP AT THIS DATE OF A LOAN IN THE AMOUNT STATED AND DOES NOT REPRESENT A CLAIM OR A PROMISE TO PAY BY SOUTHLAND.


                         Loan Amount:     1,700,000,000 yen

                         Record Owner:    THE FUJI BANK, LIMITED,
                                          HOUSTON AGENCY



CITIBANK, N.A., TOKYO BRANCH,
as Paying Agent

By:
   ---------------------------------------
  Name:
  Title:


                                      Schedule IV
                              JAPANESE TRADEMARKS REGISTERED
                         UNDER THE NAME OF TOKYO LEASING CO., LTD.

                         Class              Owner                  Registration No.     Registration
   Mark               * Old Class                                                          Date
7-Eleven              Class 26 *          TL Co.                  1428682               7/31/80
7-Eleven              Class 28 *          TL Co.                  2005539              12/18/87
7-Eleven              Class 29 *          TL Co.                  1521083               6/29/82
7-Eleven              Class 30 *          TL Co.                  1434180               9/29/80
7-Eleven              Class 31 *          TL Co.                  1404696               1/31/80
7-Eleven              Class 32 *          TL Co.                  1228880              10/27/76
7-Eleven              Class 33 *          TL Co.                  1235270              11/18/76
7-Eleven in Katakana  Class 28 *          TL Co.                  2713015               3/29/96
7-Eleven in Katakana  Class 26 *          TL Co.                  1660134               2/23/84
7-Eleven in Katakana  Class 29 *          TL Co.                  1480508               9/30/81
7-Eleven In Katakana  Class 30 *          TL Co.                  1528670               7/30/82
7-Eleven in Katakana  Class 31 *          TL Co.                  1491398              12/25/81
7-Eleven in Katakana  Class 33 *          TL Co.                  1473677               8/31/81
7-Eleven in Katakana  Class 1 *           TL Co.                  1547237              10/27/82
7-Eleven in Katakana  Class 3 *           TL Co.                  1622619              10/27/83

                                         62


7-Eleven in Katakana  Class 13 *          TL Co.                  2078352               9/30/88
7-Eleven in Katakana  Class 19 *          TL Co.                  1988984              10/27/87
7-Eleven in Katakana  Class 21 *          TL Co.                  1768166               5/30/85
7-Eleven in Katakana  Class 24 *          TL Co.                  1938566               3/27/87
7-Eleven in Katakana  Class 25 *          TL Co.                  1745788               2/27/85
7-Eleven              Class 1 *           TL Co.                  1509432               4/30/82
7-Eleven              Class 3 *           TL Co.                  1665076               3/22/84
7-Eleven              Class 4 *           TL Co.                  1670247               3/22/84
7-Eleven              Class 13 *          TL Co.                  1575955               3/28/83
7-Eleven              Class 17 *          TL Co.                  1717953               9/26/84
7-Eleven              Class 19 *          TL Co.                  1539896               9/30/82
7-Eleven              Class 21 *          TL Co.                  1512588               5/25/82
7-Eleven              Class 24 *          TL Co.                  1578677               3/28/83
7-Eleven              Class 25 *          TL Co.                  2069145               8/29/88
7-Eleven              Class 11 *          TL Co.                  2002731              11/20/87
7-Eleven              Class 16 *          TL Co.                  1920604              12/24/86
7-Eleven              Class 1 *           TL Co.                  2060965               7/22/88
7-Eleven              Class 3 *           TL Co.                  2002985              11/20/87
7-Eleven              Class 4 *           TL Co.                  2065466               7/22/88
7-Eleven              Class 13 *          TL Co.                  2041415               4/26/88

                                             63


7-Eleven              Class 19 *          TL Co.                  1990266              10/27/87
7-Eleven              Class 21 *          TL Co.                  2050239               5/26/88
7-Eleven              Class 24 *          TL Co.                  2071086               8/29/88
7-Eleven              Class 25 *          TL Co.                  2035099               3/30/88
7-Eleven              Class 16 *          TL Co.                  2034258               3/30/88
7-Eleven in Katakana  Class 16 *          TL Co.                  2147424               6/23/89
7-Eleven              Class 35            TL Co.                  3261573               2/24/97
7-Eleven              Class 36            TL Co.                  3056980               7/31/95
7-Eleven              Class 37            TL Co.                  3017345              12/22/94
7-Eleven              Class 38            TL Co.                  3004192               9/30/94
7-Eleven              Class 39            TL Co.                  3266955               3/12/97
7-Eleven              Class 40            TL Co.                  3017350              12/22/94
7-Eleven              Class 41            TL Co.                  3004958               9/30/94
7-Eleven              Class 42            TL Co.                  3201091               9/30/96
7-Eleven in Katakana  Class 35            TL Co.                  3261574               2/24/97
7-Eleven in Katakana  Class 36            TL Co.                  3182480               7/31/96
7-Eleven in Katakana  Class 37            TL Co.                  3017346              12/22/94
7-Eleven in Katakana  Class 38            TL Co.                  3017348              12/22/94
7-Eleven in Katakana  Class 39            TL Co.                  3266956               3/12/97
7-Eleven in Katakana  Class 40            TL Co.                  3017351              12/22/94

                                              64


7-Eleven in Katakana  Class 42            TL Co.                  3237033              12/25/96
7-Eleven              Class 35            TL Co.                  3261575               2/24/97
7-Eleven              Class 36            TL Co.                  3182481               7/31/96
7-Eleven              Class 37            TL Co.                  3017347              12/22/94
7-Eleven              Class 38            TL Co.                  3017349              12/22/94
7-Eleven              Class 39            TL Co.                  3004193               9/30/94
7-Eleven              Class 40            TL Co.                  3017352              12/22/94
7-Eleven              Class 41            TL Co.                  3024221               2/28/95
7-Eleven              Class 42            TL Co.                  3079427              10/31/95
7-Eleven              Class 35            TL Co.                  3272542               3/12/97
7-Eleven              Class 36            TL Co.                  3315217               5/30/97
7-Eleven              Class 37            TL Co.                  3276835               4/11/97
7-Eleven              Class 38            TL Co.                  3270205               3/12/97
7-Eleven              Class 39            TL Co.                  3334004               7/25/97
7-Eleven              Class 40            TL Co.                  3270209               3/12/97
7-Eleven              Class 41            TL Co.                  3261639               2/24/97
7-Eleven              Class 42            TL Co.                  3322284               6/13/97
7-Eleven              Class 11            TL Co.                  2013752               1/26/88
7-Eleven              Class 32            TL Co.                  2697299              10/31/94
7-Eleven              Class 11            TL Co.                  2386510               3/31/92
7-Eleven              Class 28            TL Co.                  3226418              11/29/96
7-Eleven              Class 28            TL Co.                  3226419              11/29/96
7-Eleven              Class 20            TL Co.                  3249425               1/31/97

                                              65


7-Eleven              Class 28            TL Co.                  3278040               4/11/97
7-Eleven              Class 25            TL Co.                  3306675               5/16/97
7-Eleven              Class 25            TL Co.                  3306676               5/16/97
7-Eleven              Class 25            TL Co.                  3306677               5/16/97
7-Eleven              Class 18            TL Co.                  3322307               6/13/97
7-Eleven              Class 20            TL Co.                  3322308               6/13/97
7-Eleven              Class 20            TL Co.                  3322309               6/13/97


                                             66
